UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMSCORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

11950 Democracy Drive, Suite 600

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

Notice is hereby given that the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) of comScore, Inc. (the “company,” “Comscore,” “we” or “our”) will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on June 15, 2022, at 10:00 a.m. Eastern Time for the following purposes:

1)

to elect the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2025 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3)	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4)	to approve an amendment to our Amended and Restated 2018 Equity and Incentive Compensation Plan to increase the number of shares of our common stock available for grant by 7,600,000; and

5)	to transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

We intend to hold the 2022 Annual Meeting in person. To support the health and well-being of our stockholders, employees and communities, attendees will be expected to comply with important health and safety protocols, including wearing an appropriate face covering while on the meeting premises, hand washing and/or applying hand sanitizer upon arrival, and practicing social distancing by maintaining at least a six-foot distance from other attendees. You should not attend if you feel unwell or if you have been exposed to COVID-19. Any person in attendance who exhibits cold- or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave for the protection of other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting, and may ask attendees to leave the meeting if they are not following our procedures. In the event it is not possible or advisable to hold the 2022 Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at https://ir.comscore.com/news-events/events-presentations for updated information. If you are planning to attend our meeting, please check the website 10 days prior to the meeting date. As always, we encourage you to vote your shares prior to the meeting.

Stockholders of record at the close of business on April 19, 2022 are entitled to notice of, and to vote at, the 2022 Annual Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of shares of the company’s common stock, par value $0.001 per share (the “Common Stock”) and Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Convertible Preferred Stock”) issued and outstanding (on an as-converted basis) on the record date will be required to establish a quorum at the 2022 Annual Meeting.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 19, 2022 will receive a Notice of Internet Availability of

Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders beginning on April 29, 2022.

Your vote is very important. Whether or not you plan to attend the 2022 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the 2022 Annual Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the company’s Common Stock or Series B Convertible Preferred Stock, you may cast your vote by proxy or in person at the 2022 Annual Meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of Comscore.

Reston, Virginia	By Order of the Board of Directors,
April 29, 2022	Ashley Wright Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on June 15, 2022.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at:

https://materials.proxyvote.com/20564W

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

Page

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING AND PROCEDURAL MATTERS	2

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	10

Directors, Director Nominees and Executive Officers	10
Board Structure, Composition and Leadership	13
Standing Committees of the Board of Directors	14
Risk Management	15
Board of Directors and Committee Meeting Attendance	16
Annual Meeting Attendance	16
Director Nomination Process and Qualifications	16
Director and Director Nominee Independence	17
Compensation Committee Interlocks and Insider Participation	17
Code of Business Conduct and Ethics	17
Reporting and Non-Retaliation Policy	18
Corporate Governance Guidelines	18
Director Resignation Policy	18
Board Diversity Policy	18
Stock Ownership Guidelines	18
Clawback Policy	19
Anti-Hedging and Pledging Policy	19
Political Activity Policy	19

DIRECTOR COMPENSATION	20

EXECUTIVE COMPENSATION	24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49

Policies and Procedures for Transactions with Related Parties	49
2021 Transactions with Related Parties	49
Series B Convertible Preferred Stock Transactions	50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	54

PRINCIPAL ACCOUNTING FEES AND SERVICES	57

AUDIT COMMITTEE REPORT	58

PROPOSALS TO BE VOTED ON	59

Proposal No. 1 – Election of Directors	59
Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation	60
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	61
Proposal No. 4 – Approval of an Amendment to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as Amended and Restated Effective as of July 9, 2020)	62

OTHER INFORMATION	77

Other Matters to be Presented at the Annual Meeting	77
Security Holder Communication with Board Members	77

Annex A – First Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan	A-1

i

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders beginning on April 29, 2022. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders beginning on April 29, 2022.

QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING

AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of comScore, Inc. (the “company,” “Comscore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the Board’s solicitation of proxies for use at Comscore’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be held on June 15, 2022, at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you beginning on April 29, 2022. As a stockholder, you are invited to attend the 2022 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2022 Annual Meeting?

A:	The 2022 Annual Meeting will be held at 1818 Library Street, Suite 500, Reston, Virginia 20190.

We intend to hold the 2022 Annual Meeting in person. To support the health and well-being of our stockholders, employees and communities, attendees will be expected to comply with important health and safety protocols, including wearing an appropriate face covering while on the meeting premises, hand washing and/or applying hand sanitizer upon arrival, and practicing social distancing by maintaining at least a six-foot distance from other attendees. You should not attend if you feel unwell or if you have been exposed to COVID-19. Any person in attendance who exhibits cold- or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave for the protection of other attendees. We reserve the right to take any additional precautionary measures deemed appropriate in relation to the meeting, and may ask attendees to leave the meeting if they are not following our procedures. In the event it is not possible or advisable to hold the meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at https://ir.comscore.com/news-events/events-presentations for updated information. If you are planning to attend our meeting, please check the website 10 days prior to the meeting date. As always, we encourage you to vote your shares prior to the 2022 Annual Meeting.

Q:	Can I attend the 2022 Annual Meeting?

A:

You are invited to attend the 2022 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 19, 2022 (the “Record Date”) or if you are a proxy holder for a stockholder of record or beneficial owner as of the Record Date. You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the 2022 Annual Meeting. The meeting will begin promptly at 10:00 a.m. Eastern Time, and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date (or proxy holders for such stockholders) at the 2022 Annual Meeting.

Q:	Who is entitled to vote at the 2022 Annual Meeting?

A:

You may vote your shares of Comscore common stock, par value $0.001 per share (“Common Stock”), or Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 90,705,342 shares of Common Stock and 82,527,609 shares of Series B Convertible Preferred Stock issued and outstanding and entitled to vote at the 2022 Annual Meeting. Holders of Common Stock may cast one vote for each share of Common Stock held as of the Record Date on each matter presented. Holders of Series B Convertible Preferred Stock may vote their shares held as of the Record Date on an “as-converted basis” on each matter presented. Such holders will vote together as a single class.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Comscore’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Comscore. As the stockholder of record, you have the right to grant your voting proxy directly to Comscore or to a third party, or to vote in person at the 2022 Annual Meeting.

If you hold your shares through a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the 2022 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2022 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2022 Annual Meeting.

Q:	How can I vote my shares in person at the 2022 Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the 2022 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2022 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2022 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the 2022 Annual Meeting. If you attend the 2022 Annual Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the 2022 Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2022 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability to access the proxy materials. If you are a beneficial owner of Common Stock or Series B Convertible Preferred Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By Mail – Stockholders of record may request a paper proxy card from Comscore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Comscore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the 2022 Annual Meeting?

A:

The presence of the holders of a majority of the shares of Common Stock and Series B Convertible Preferred Stock (on an as-converted basis) issued and outstanding and entitled to vote at the 2022 Annual Meeting shall constitute a quorum at the 2022 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2022 Annual Meeting or (2) they have properly submitted a proxy. In addition, cast abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the close of business on the Record Date, there were 90,705,342 shares of Common Stock issued and outstanding and entitled to vote and 82,527,609 shares of Series B Convertible Preferred Stock issued and outstanding and entitled to vote (representing 80,952,378 shares of Common Stock on an as-converted basis) at the 2022 Annual Meeting; therefore the presence of the holders of at least 85,828,861 shares is required to establish a quorum.

Q:	What proposals will be voted on at the 2022 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2022 Annual Meeting are:

1)

The election of the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2025 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (known as “Say on Pay”);

3)	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4)

The approval of an amendment to our Amended and Restated 2018 Equity and Incentive Compensation Plan (the “2018 Plan”) to increase the number of shares of our Common Stock available for grant by 7,600,000.

Q:	What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Plurality of votes cast by the shares present in person or represented by proxy at the meeting	No
Proposal No. 2 – Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No
Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	Yes
Proposal No. 4 – Amendment to 2018 Plan	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Q:	How are votes counted?

A:

You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal No. 1). The nominees for director receiving the highest number of affirmative votes with respect to each class will be elected as directors for their respective term of office.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding advisory vote, executive compensation (Proposal No. 2), to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm (Proposal No. 3), and to approve an amendment to the 2018 Plan (Proposal No. 4). An abstention has the same effect as a vote against these proposals.

All shares entitled to vote and represented by properly executed proxies received prior to the 2022 Annual Meeting (and not revoked) will be voted at the 2022 Annual Meeting in accordance with the instructions indicated.

Q:	How does the company’s director resignation policy work?

A:

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2 and Proposal No. 4, which results in a “broker non-vote.” Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may only vote your shares on Proposal No. 3 and on any other routine matters properly presented for a vote at the 2022 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2022 Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not negatively impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2, Proposal No. 3 and Proposal No. 4).

Q:	What is the effect of not casting a vote at the 2022 Annual Meeting?

A:

If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the 2022 Annual Meeting, your shares will not be voted at the 2022 Annual Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Proposal No. 1), the Say on Pay advisory vote (Proposal No. 2) or the vote to approve an amendment to the 2018 Plan (Proposal No. 4). As discussed above, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2 and Proposal No. 4. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Comscore’s independent registered public accounting firm and other routine matters.

Q:	How does the Board recommend that I vote?

A:	The Board recommends that you vote your shares:

1)	“FOR” each of the company’s nominees for election as Class III directors (Proposal No. 1);

2)	“FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers (Proposal No. 2);

3)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Comscore’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 3); and

4)	“FOR” the approval of an amendment to the 2018 Plan to increase the number of shares of our Common Stock available for grant by 7,600,000 (Proposal No. 4).

Q:	What happens if additional matters are presented at the 2022 Annual Meeting?

A.

If any other matters are properly presented for consideration at the 2022 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2022 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Jon Carpenter and Ashley Wright (each officers of the company), or any of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, Comscore does not currently know of any other matters that will be raised at the 2022 Annual Meeting.

Q:	Can I change my vote?

A:

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to Comscore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the 2022 Annual Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the 2022 Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the 2022 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2022 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:

You may attend the 2022 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the 2022 Annual Meeting. Please be aware that attendance at the 2022 Annual Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the 2022 Annual Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	Are any shares subject to voting restrictions?

A:

For so long as a holder of Series B Convertible Preferred Stock beneficially owns voting stock representing at least 5% of the outstanding shares of Common Stock of the company on an as-converted basis, each holder of Series B Convertible Preferred Stock agrees to vote, or provide a written consent or proxy with respect to, its shares in the same proportion as all other outstanding Common Stock of the company (excluding any and all voting stock beneficially owned, directly or indirectly, by certain holders of Series B Convertible Preferred Stock) (a “neutral manner”) in the election of any directors nominated by the Board, other than pursuant to any Series B Convertible Preferred Stock holder’s right to designate such director pursuant to the terms of the SHA (as defined below). All of the director nominees standing for election at the 2022 Annual Meeting were designated pursuant to a Series B Convertible Preferred Stock holder’s right under the SHA; therefore, the holders of the Series B Convertible Preferred Stock are not required to vote their shares in a neutral manner on Proposal No. 1.

Similarly, if a holder of Series B Convertible Preferred Stock holds such shares that, in the aggregate, represent voting rights with respect to more than 16.66% of the company’s Common Stock (the “Voting Threshold”), such holder will not be permitted to exercise the voting rights with respect to any shares of Series B Convertible Preferred Stock held by them in excess of the Voting Threshold and the company shall exercise the voting rights with respect to such shares of Series B Convertible Preferred Stock in excess of the Voting Threshold in a neutral manner. Therefore, the holders of Series B Convertible Preferred Stock are entitled to vote their shares up to the Voting Threshold on Proposals No. 1, 2, 3 and 4, and other voting rights of the holders of Series B Convertible Preferred Stock (if any) will be exercised by the company in a neutral manner.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Comscore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	The Board has designated representatives of Broadridge Financial Solutions, Inc. to serve as inspector of election.

Q:	Where can I find the voting results of the 2022 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2022 Annual Meeting and will publish final voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the 2022 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A:

Comscore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The company will pay Innisfree a fee of $15,000 as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. Comscore’s bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. For the 2023 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board, must be submitted in writing and received by our Corporate Secretary at our principal executive offices 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than January 29, 2023, which is 90 days prior to the anniversary of the expected first mailing date of notice of availability of this proxy statement, and no earlier than December 30, 2022, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement. If our 2023 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2022 Annual Meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or first made public, whichever occurs first. Such proposals also must comply with all the information requirements contained in the bylaws and applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of a proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified Comscore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Comscore need not present the proposal for vote at such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, the proposal must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, no later than December 30, 2022, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Comscore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright, or by accessing Comscore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in Comscore’s proxy materials, should be sent to Comscore’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:

If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability, a practice known as “householding.” Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple sets of proxy materials by contacting your broker.

Q:	How may I obtain Comscore’s 2021 Form 10-K and other financial information?

A:

Our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”) is available at https://materials.proxyvote.com/20564W. Stockholders can also access our 2021 10-K and other financial information on the Investor Relations section of our website at www.comscore.com or on the SEC’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2021 10-K by writing to our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attn: Ashley Wright. We also will furnish any exhibit to the 2021 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

Q:	Who can help answer my questions?

A:	Please contact Innisfree, our proxy solicitor, by calling toll-free at (877) 825-8971.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The names of our directors and executive officers and their ages, positions and biographies are set forth below. Also included for our directors is information regarding their service on other public company boards, and their specific experience, qualifications, attributes or skills that led to the conclusion that each director should serve on our Board. This information is as of April 19, 2022.

Name	Age	Position
Executive Officers and Executive Director
William (Bill) Livek	67	Chief Executive Officer, Executive Vice Chairman and Class II Director
Jonathan (Jon) Carpenter	46	Chief Financial Officer and Treasurer
Christopher (Chris) Wilson	55	Chief Commercial Officer
Non-Executive Directors
Brent Rosenthal (1)(5)	50	Chairman of the Board and Class II Director
Nana Banerjee (2)(3)(4)	52	Class I Director
Itzhak Fisher (1)(5)	66	Class III Director
Irwin Gotlieb (4)	72	Class II Director
David Kline (2)(4)	65	Class I Director
Pierre Liduena (1)(3)(5)	44	Class III Director
Kathleen (Kathi) Love (2)(3)	69	Class I Director
Martin (Marty) Patterson (1)(3)	35	Class III Director
Brian Wendling (2)(5)	49	Class I Director

(1)	Member of Nominating and Governance Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

(4)	Member of Growth Committee

(5)	Member of Finance and Acquisitions Committee

Executive Officers and Executive Director

William (Bill) Livek has served as our Chief Executive Officer since November 2019 and as our Vice Chairman since January 2016. He was our President from January 2016 through May 2018. Mr. Livek previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation, a media measurement and consumer targeting company, from June 2009 until our merger with Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital, an investment and consulting firm; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. He holds a B.S. degree in Communications Radio/Television from Southern Illinois University. Mr. Livek brings substantial industry experience and audience measurement expertise to our Board and management team.

Jonathan (Jon) Carpenter has served as our Chief Financial Officer and Treasurer since November 2021. Mr. Carpenter previously served as Chief Financial Officer of Publishers Clearing House, a direct marketing and media company, from June 2016 until November 2021. Prior to Publishers Clearing House, he served in divisional CFO roles for Nielsen Company, Sears Holdings and NBC Universal. He began his career with General Electric in the GE Financial Management Program. Mr. Carpenter holds a bachelor’s degree in economics from the University of Vermont.

Christopher (Chris) Wilson has served as our Chief Commercial Officer since April 2019. He previously served as our Chief Revenue Officer from June 2017 to December 2018 and as our Executive Vice President, Commercial from January 2016 to June 2017. Prior to joining the company, Mr. Wilson served as President, National Television at Rentrak Corporation from 2010 until our merger with Rentrak in January 2016. Before Rentrak, he was Senior Vice President, Sales at Scarborough Research Company; President at Experian Research Services; President and COO of Simmons Market Research Bureau; and CEO and President of LogicLab, a division of Merkle LLC. Mr. Wilson holds a bachelor’s degree in Broadcast Communications from Southern Illinois University, Carbondale.

Non-Executive Directors

Brent Rosenthal has served as Chairman of the Board since April 2018 and as a director since January 2016. Mr. Rosenthal is the Founder of Mountain Hawk Capital Partners, LLC., an investment fund focused on small and microcap equities in the technology, media, telecom (TMT) and food industries. Mr. Rosenthal has been the Lead Independent Director/Non-Executive Chairman of the board of directors of RiceBran Technologies, a food company, since July 2016 and served as an advisor to the board of directors and executive management of FLYHT Aerospace from December 2019 to June 2020 and as a member of the FLYHT Aerospace board of directors since June 2020. He also served on the board of directors of SITO Mobile, Ltd., a mobile location-based media platform, from August 2016 to July 2018, and as Non-Executive Chairman of its board of directors from June 2017 to July 2018. Previously, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served as the Non-Executive Chairman of Rentrak Corporation from 2011 to 2016. He was Special Advisor to the board of directors of Park City Group from November 2015 to February 2018. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University. He is an inactive Certified Public Accountant. Mr. Rosenthal brings to our Board financial expertise and experience in the media and information industries.

Nana Banerjee has served as a director since March 2021. Dr. Banerjee has been a consultant to Cerberus Capital Management, a private equity firm, since September 2021. From March 2020 to September 2021, he served as a senior managing director of Cerberus Global Technology Solutions. Dr. Banerjee brings extensive experience in leading, innovating and scaling analytics and technology businesses globally. Prior to joining Cerberus, he served as the President and CEO of McGraw-Hill, an education solutions company, and a member of its Board of Directors from April 2018 to October 2019. From September 2012 to March 2018, he was group president and an executive officer of Verisk Analytics, a data analytics company, with responsibility for its high-growth businesses as well as oversight responsibility for its joint data and development environment and its centralized AI and advanced analytics organizations. He joined Verisk as part of its acquisition of Argus Information and Advisory Services, where he was CEO, and co-president and chief operating officer in prior roles. In other prior roles, Dr. Banerjee served as head of Citibank’s credit card business in the United Kingdom and as vice president of marketing and analytics at GE Capital. Dr. Banerjee has a Ph.D. in applied mathematics from the State University of New York, a M.S. degree in mathematics from the Indian Institute of Technology, Delhi, and a B.S. degree with honors in mathematics from St. Stephens College, Delhi. Dr. Banerjee’s extensive experience in analytics and technology enable him to bring valuable perspective to our Board.

Itzhak Fisher has served as a director since March 2021. Mr. Fisher is the Chairman and founder (2014 to present) of Pereg Ventures, a venture capital fund that invests in B2B information services businesses across the United States and Israel. Previously, he served in senior product and business development roles at Nielsen, as founder and Executive Chairman of Trendum, and as President and CEO of RSL Communications, where he built a telecommunications company that operated in over 20 countries and generated more than $1.5 billion in revenues. He also served on the board of directors of SITO Mobile from June 2017 to July 2018. Mr. Fisher received a B.S. in Computer Science from New York Institute of Technology and completed advanced studies in computer science at New York University. His other affiliations include the Strategic Advisory Group, Goldman Sachs; Advisory Board, NYU Courant Institute of Mathematical Sciences; and President’s Council, Tufts University. Mr. Fisher brings to our Board substantial experience in creating, operating and investing in digital, media and retail companies.

Irwin Gotlieb has served as a director since April 2019. Mr. Gotlieb was a senior advisor to WPP plc, a multinational advertising and public relations company, from April 2018 through December 2020. He was formerly the global Chief Executive Officer and Chairman of GroupM, a global media investment group, from its formation until 2012 and Chairman of GroupM until April 2018. Mr. Gotlieb served on the board of directors of Invidi, a media solutions company, from October 2007 to June 2020, and on the advisory board of Harland Clarke, a payment solutions company, from January 2014 to December 2018. Mr. Gotlieb brings over 40 years of industry experience to the Board and is the first media agency executive inducted into both the American Advertising Federation Hall of Fame and the Broadcasting & Cable Hall of Fame.

David Kline has served as a director since March 2021. Mr. Kline is Executive Vice President at Charter Communications, a communications and media company, and President of Spectrum Reach, the advertising sales division of Charter. Mr. Kline joined Charter in 2015 and provides strategic leadership to guide the company in both the traditional and advanced TV advertising space. Mr. Kline joined Charter from Visible World (now FreeWheel), where he served as President and COO directing their household addressable sales and programmatic advertising efforts. Earlier in his career, he served as President and COO of Cablevision Media Sales (now Altice Media Solutions) for more than 17 years. Mr. Kline serves on the board of directors for the Video Advertising Bureau and private companies Ampersand, Blockgraph (where he was appointed as Chairman in April 2022) and Canoe. He received a B.A. in a personalized study program focusing on marketing, finance, accounting and management from Ohio State University. Mr. Kline is a pioneering leader in the traditional and advanced TV advertising space and brings valuable relationships and perspective to our Board.

Pierre Liduena has served as a director since April 2021. Mr. Liduena is Group Vice President, Business Development at Charter Communications, a communications and media company, where he manages strategic partnerships for Charter. Prior to this he was Vice President, Corporate Development at Charter, where he managed M&A and Corporate Ventures activities. Prior to joining Charter in 2012, Mr. Liduena worked at UBS in the Technology, Media & Telecom investment banking group, and at EY in the Audit and Transaction Advisory groups. Mr. Liduena holds a Master in Management from EDHEC Business School in France, and an M.B.A. from the Wharton School of the University of Pennsylvania. In addition, he is a graduate of the Cable Executive Management program at Harvard Business School. Mr. Liduena brings to our Board financial expertise and substantial M&A and industry experience.

Kathleen (Kathi) Love has served as a director since April 2019. Ms. Love is currently the CEO of Motherwell Resources LLC, a company devoted to management consulting and executive coaching. Prior to founding Motherwell in 2013, Ms. Love served as the President and CEO of GFK MRI (formerly Mediamark Research). MRI produced audience ratings for the consumer magazine industry in the United States, along with offering a projectable database on the demographics, attitudes, activities and buying behaviors of the U.S. consumer. MRI also developed and sold various software products. In 2018, Ms. Love was inducted into the Market Research Council Hall of Fame. Prior to joining MRI, Ms. Love held executive positions at The New York Times, EMAP Publishing and The Magazine Publishers of America. She has been an adjunct or guest instructor at Rutgers University, Brooklyn College and Queens College. Ms. Love holds a B.A. degree from Douglass College, Rutgers – The State University, an M.A. from Michigan State University and an M.Phil. from The Graduate Center, C.U.N.Y. She has advanced to candidacy for a Ph.D. in psychology and is a professional certified executive coach (PCC) and a member of the International Coach Federation (ICF). She has served on the board of directors of the Advertising Research Foundation, The Media Behavior Institute and the Market Research Council, of which she is past President. She sits on the board of the Associate Alumnae of Douglass College and serves as the treasurer and on the investment committee. She also uses her coaching skills during pro bono work at the Atlas School for Autism.

Martin (Marty) Patterson has served as a director since March 2021. Mr. Patterson currently serves as Vice President of Liberty Media Corporation, Qurate Retail, Inc., Liberty TripAdvisor Holdings, Inc. and Liberty Broadband Corporation. He has been with Liberty Media Corporation, a media, communications and entertainment company, and its predecessors since 2010. Mr. Patterson currently serves as a director of Skyhook Wireless, Inc. and was formerly a director of Ideiasnet S.A. He received his B.A. from Colorado College and is a CFA Charterholder. Mr. Patterson brings to our Board extensive experience identifying and evaluating investment opportunities in the technology, media and telecommunications sectors.

Brian Wendling has served as a director since March 2021. Mr. Wendling is Chief Accounting Officer and Principal Financial Officer of Liberty Media Corporation, Qurate Retail, Inc. and Liberty Broadband Corporation. He is also Senior Vice President and Chief Financial Officer of Liberty TripAdvisor Holdings, Inc. Mr. Wendling has held various positions with these companies and their predecessors since 1999. Prior to joining these companies, he worked in the assurance practice of the accounting firm KPMG. Mr. Wendling has previously served on the boards of Fun Technologies Inc. and CommerceHub, Inc. He also serves on the board of Clothes to Kids of Colorado. He received his Bachelor of Science degree in accounting from Indiana University. Mr. Wendling brings over 25 years of accounting, public reporting and compliance experience to our Board.

Board Structure, Composition and Leadership

Our Board is currently composed of 10 directors and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. At the 2022 Annual Meeting, our stockholders will elect three Class III directors to serve for terms expiring at our 2025 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

As discussed in more detail below, the Board has determined that nine of our 10 current directors are independent under applicable standards. The average Board tenure of our directors is approximately 2.5 years, and the average age of our directors is 57. We asked our directors to voluntarily disclose their race, ethnicity and gender identity. Of the responses we received, two of our current directors are considered diverse (one with respect to race/ethnicity and the other with respect to gender).

The following matrix sets forth diversity statistics regarding the members of our Board.

Board Diversity Matrix (As of April 19, 2022)
Total Number of Directors		10

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	9	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Stockholders Agreement

On March 10, 2021, we entered into a Stockholders Agreement, or SHA, with Charter Communications Holding Company, LLC (“Charter”), Qurate Retail, Inc. (“Qurate”) and Pine Investor, LLC (“Pine,” and together with Charter and Qurate, the “Investors”) in connection with the Investors’ purchase of our Series B Convertible Preferred Stock. Under the SHA, we agreed to take all necessary action to ensure that our Board consists of 10 total directors – two designees of each Investor, the Chief Executive Officer of the company and three other individuals (then incumbent directors of the company) – and that certain committees of the Board are constituted as set forth in the SHA. In accordance with the SHA, Nana Banerjee, David Kline, Kathi Love and Brian Wendling are serving as Class I directors; Irwin Gotlieb, Bill Livek and Brent Rosenthal are serving as Class II directors; and Itzhak Fisher, Pierre Liduena and Marty Patterson are serving as Class III directors. Mr. Kline and Mr. Liduena were designated by Charter, Mr. Patterson and Mr. Wendling were designated by Qurate, and Dr. Banerjee and Mr. Fisher were designated by Pine. For the avoidance of doubt, it is our understanding that Dr. Banerjee, Mr. Liduena and Mr. Patterson, who serve on our Audit Committee, are not executive officers of Pine, Charter or Qurate, respectively. Pursuant to the SHA, we are obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to nominate each Investor’s designee(s) for election until such time as such Investor beneficially owns a certain percentage of Series B Convertible Preferred Stock or Voting Stock (as defined in the SHA) as set forth in the SHA.

Board Leadership

Our governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the company. In making leadership structure determinations, our Board considers many factors, including the specific needs of the company and what is in the best interests of our stockholders. While the Board does not currently have a formal policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate, since 2016 the Board has elected its Chairman from among the independent directors. Moreover, our Corporate Governance Guidelines provide that if the positions of Chief Executive Officer and Chairman are ever combined, or if the Chairman is not an independent director, the independent members of the Board will select an independent director to serve as Lead Independent Director.

Mr. Rosenthal, an independent director, currently serves as Chairman of the Board. We believe this structure is appropriate for the company at this time, based on the current composition of our Board and management team and the diverse interests of our stockholders.

Standing Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. In addition to the standing committees, the Board has appointed two special committees (the Finance and Acquisitions Committee and the Growth Committee) to identify and evaluate financing, M&A, business development and growth opportunities as delegated by the Board. The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate.

The Board has determined that all standing committee members are independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market (“Nasdaq”), and the rules and regulations of the SEC, as applicable. Each standing committee operates under a written charter approved by the Board, each of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. Our Board has delegated various responsibilities and authority to its standing committees as generally described below.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include appointing and overseeing the work of our independent auditors, reviewing the adequacy and effectiveness of our system of internal controls, reviewing and discussing with management and the independent auditors the company’s annual audited financial statements and quarterly unaudited financial statements, and overseeing the company’s legal and regulatory compliance programs. Among other things, the Audit Committee is charged with setting the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

Our Audit Committee met 17 times (including telephonic meetings, but not including actions by written consent) during 2021. The Audit Committee is currently composed of Nana Banerjee (Chair), Pierre Liduena, Kathi Love and Marty Patterson. For the avoidance of doubt, it is our understanding that Dr. Banerjee, Mr. Liduena and Mr. Patterson are not executive officers of Pine, Charter or Qurate, respectively. The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Compensation Committee. The Compensation Committee’s responsibilities include reviewing and approving or recommending to our Board the compensation of our executive officers and non-employee directors, administering our incentive compensation and equity compensation plans, and reviewing and making recommendations to the Board regarding compensation-related policies and procedures. The Compensation Committee may form and delegate authority to subcommittees when appropriate, including in connection with the allocation of equity awards (subject to conditions and limitations established by the Compensation Committee).

Our Compensation Committee met 12 times (including telephonic meetings, but not including actions by written consent) during 2021. The Compensation Committee is currently composed of Kathi Love (Chair), Nana Banerjee, David Kline and Brian Wendling. We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include evaluating the composition and size of our Board, identifying and recommending candidates for Board membership, overseeing annual Board and committee evaluations, recommending to the Board a management succession plan, and reviewing and overseeing our corporate governance policies and procedures.

Our Nominating and Governance Committee met five times (including telephonic meetings, but not including actions by written consent) during 2021. The Nominating and Governance Committee is currently composed of Itzhak Fisher (Chair), Pierre Liduena, Marty Patterson and Brent Rosenthal. We believe that the composition and functioning of our Nominating and Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees management of financial, regulatory, security (including cybersecurity) and compliance risks, including quarterly reports from our Chief Compliance Officer. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee evaluates risks associated with the independence and composition of our Board, our governance practices and management succession. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports, attendance at committee meetings and otherwise.

Board of Directors and Committee Meeting Attendance

Our Board met 14 times (including telephonic meetings, but not including actions by written consent) during 2021. Each of our current directors attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during the period in 2021 for which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which such individual served during the period in 2021 for which he or she served as a committee member.

The independent and non-management members of our Board regularly meet in executive session without management present.

Annual Meeting Attendance

Directors are expected to attend our annual meeting of stockholders absent extraordinary circumstances. All of our then-current directors attended our 2021 annual meeting of stockholders.

Director Nomination Process and Qualifications

Our Nominating and Governance Committee identifies director nominees by first reviewing the appropriate skills, qualifications and experience required of directors, as well as the composition of the Board as a whole, taking into consideration our obligations under the SHA. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee’s assessment includes factors such as judgment, integrity, business acumen, leadership, experience with companies of comparable size or industry, the interplay of a candidate’s experience with the experience of other directors (which may include experience with operating management, public company governance, financing, strategy and marketing), the extent to which a candidate would be a desirable addition to the Board and any committees of the Board, a candidate’s commitment to promoting the long-term interests of our stockholders, his or her ability to devote adequate time to Board responsibilities, director independence and other attributes relevant to satisfying SEC and Nasdaq requirements, and any other factors that the Nominating and Governance Committee deems relevant to the needs of the Board.

Since 2019, our Board has also maintained a policy to promote diversity among the members nominated for election to the Board. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board, and diversity (based on factors commonly associated with diversity such as race, ethnicity, nationality, gender identity and expression, sexual orientation, religion and disability, as well as on broader principles such as diversity of perspective and experience) is one of the elements the Nominating and Governance Committee considers when identifying and evaluating the composition of the Board. Pursuant to the Board diversity policy, when conducting a director candidate search or otherwise identifying potential director candidates to fill one or more vacancies or newly created directorships on the Board, the Nominating and Governance Committee has committed to include among the individuals it identifies as potential candidates at least one diverse candidate.

Within the framework described above, the Nominating and Governance Committee evaluates the current members of our Board who are willing to continue in service. Current members with skills and experience that are important to our business and who are willing to continue in service are considered for nomination. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or Board decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee or, where appropriate, considers whether to reduce the size of the Board. Current members of the Board and senior management are then asked for their recommendations. We have also engaged third-party search firms from time to time to identify and evaluate potential nominees.

As discussed under “Board Structure, Composition and Leadership – Stockholders Agreement,” the Investors have certain rights to designate director nominees in accordance with the SHA. The Nominating and Governance

Committee also considers nominees recommended by other stockholders, using the same criteria described above. Any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. In accordance with our bylaws, such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;

•	the principal occupation or employment of the proposed candidate;

•	the class and number of shares of our stock (or other rights with respect to our stock) that the proposed candidate beneficially owns;

•	a completed questionnaire (in a form provided by our Corporate Secretary upon written request) with respect to the identity, background and qualifications of the proposed candidate;

•

a description of all arrangements or understandings between the stockholder making the recommendations and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•

any other information relating to such director candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act (including without limitation such nominee’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

Director and Director Nominee Independence

The Board has determined that each of Nana Banerjee, Itzhak Fisher, Irwin Gotlieb, David Kline, Pierre Liduena, Kathi Love, Marty Patterson, Brent Rosenthal and Brian Wendling is independent under SEC rules and Nasdaq listing standards. The Board previously determined that each of Charles Fisher, Jacques Kerrest and John Martin was independent under SEC rules and Nasdaq listing standards during his service as a director in 2021. Therefore, each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee during 2021 was, and each current member is, independent in accordance with those rules and standards during the time that he or she served. In addition, our Board was composed of a majority of independent directors at all times during 2021 and continues to be so composed. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those involving payments made to or from companies where any of our directors or their immediate family members serve on the board of directors or in management or advisory roles, payments made in connection with our acquisition of Shareablee, Inc. in 2021, current and prior employment relationships of the directors or their immediate family members, and compensation for service in Board leadership roles.

Compensation Committee Interlocks and Insider Participation

Independent directors Nana Banerjee, David Kline, Kathi Love, Brent Rosenthal, Brian Wendling and John Martin served as members of the Compensation Committee at various times during 2021. No person who served as a member of the Compensation Committee during 2021 was an officer or employee of our company during such year or a prior year. Moreover, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee during 2021.

Mr. Wendling serves as an executive officer of Qurate. In 2021, we recognized revenue of approximately $0.8 million from transactions with Qurate and its affiliates in the normal course of business.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the company, including our principal executive officer, principal financial officer and principal accounting officer/controller, and persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. To the extent permissible under Nasdaq rules, we intend to disclose any amendments to our Code of Business Conduct and Ethics or waivers thereto that apply to our principal executive officer, principal financial officer or principal accounting officer/controller by posting such information on the same website.

Reporting and Non-Retaliation Policy

Our Board has adopted a reporting and non-retaliation policy to encourage employees and others to disclose wrongdoing or suspected wrongdoing that could adversely impact the company, our reputation, or our stockholders, customers, employees or other stakeholders, and to set forth the procedures by which reports should be made, investigated and addressed.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that set forth key principles to guide its actions, including:

•	the Board’s commitment to appropriate diversity among the candidates nominated for election to the Board;

•

limits on outside boards, including that directors who are executive officers of the company may serve on the board of directors of no more than two public companies, including our Board, and non-management directors should not serve on more than four public company boards, including our Board;

•	a requirement that a substantial majority of the members of our Board must be independent;

•	a commitment to appointing a Lead Independent Director should the roles of Chairman and Chief Executive Officer ever be combined; and

•	a commitment to an annual review of the performance of the Board and its committees.

Director Resignation Policy

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Board Diversity Policy

As described above, our Board has adopted a policy to promote diversity among the members nominated for election to the Board. Pursuant to this policy, when conducting a director candidate search or otherwise identifying potential director candidates to fill one or more vacancies or newly created directorships on the Board, the Nominating and Governance Committee has committed to include among the individuals it identifies as potential candidates at least one diverse candidate. The Nominating and Governance Committee reviews the Board diversity policy and its effectiveness annually.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors and executive officers with those of our stockholders. These guidelines are described under “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Policies” below.

Clawback Policy

Our Board has adopted a clawback policy that provides for recovery of executive compensation in the event of an accounting restatement, fraud, error or egregious conduct. This policy is described under “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Policies” below.

Anti-Hedging and Pledging Policy

Our Board has adopted an anti-hedging and pledging policy, which prohibits directors, executive officers, their family members and entities that they control from hedging and pledging Comscore securities. We also maintain a robust insider trading policy with similar restrictions for other employees. These policies are described under “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Policies” below.

Political Activity Policy

Our Board has adopted a political activity policy that gives the Nominating and Governance Committee oversight over any lobbying and political activities conducted by our company. The policy states that such activities will be conducted for the purpose of promoting the commercial interests of the company as a whole, be in furtherance of the interests of our stockholders, and be in compliance with applicable laws, rules and regulations. The policy further provides that employees may not make or commit to make political contributions on behalf of the company, and we will not reimburse or otherwise compensate an employee for his or her personal political contributions.

DIRECTOR COMPENSATION

Cash Retainers

For the 2020-2021 director compensation term, which ended on June 30, 2021, our non-employee directors (other than our Board Chairman, Mr. Rosenthal) were eligible to receive an annual cash retainer of $30,000 for their service on the Board. Non-employee directors other than Mr. Rosenthal were also eligible to receive annual cash retainers for their service on Board committees during the term, as set forth below. Cash retainers were paid quarterly in arrears and were prorated for directors who joined or left the Board or relevant committees during the term.

Committee	Chair		Other Members
Audit	$50,000		$25,000
Compensation	15,000		5,000
Nominating and Governance	10,000		4,000
Finance (1)	N/A	(2)	20,000

(1)

Finance Committee members also received $2,000 in meeting fees in 2021, reflecting a fee of $1,000 for each committee meeting held, excluding (i) meetings held in conjunction with a regularly scheduled Board meeting and (ii) the first committee meeting held outside of a regularly scheduled Board meeting.

(2)	Our Finance Committee Chair did not receive an incremental retainer for such service during the 2020-2021 director compensation term.

For the first quarter of 2021, the Board temporarily increased Mr. Rosenthal’s compensation in connection with his role as the independent Board representative working with management to complete our strategic review process. In consideration of the significant responsibilities, heightened oversight and extraordinary time commitment required for this role: (i) the retainer for such position was set at $90,000 per quarter, and (ii) Mr. Rosenthal earned a temporary stipend of $180,000 per month for the first quarter of 2021. As described under “Equity Compensation” below, based on input from investors, the Board determined to convert Mr. Rosenthal’s first-quarter 2021 compensation into a restricted stock unit (“RSU”) award.

For the second quarter of 2021, Mr. Rosenthal was eligible to receive the standard cash retainer of $7,500 per quarter for service on the Board, as well as cash retainers for his service on Board committees, as set forth above. He was also eligible for an additional cash retainer of $30,000 per quarter for his service as Board Chairman.

For the 2021-2022 director compensation term, which began on July 1, 2021, our non-employee directors (including Mr. Rosenthal) were eligible to receive an annual cash retainer of $50,000 for their service on the Board. Mr. Rosenthal was eligible for an additional annual cash retainer of $150,000 for his service as Board Chairman. Non-employee directors (including Mr. Rosenthal) were also eligible to receive annual cash retainers for their service on Board committees during the term, as set forth below. Cash retainers were paid quarterly in arrears and were prorated for directors who joined or left the Board or relevant committees during the term.

Committee	Chair	Other Members
Audit	$30,000	$15,000
Compensation	15,000	7,500
Nominating and Governance	10,000	5,000
Finance (1)	15,000	7,500
Growth	N/A	5,000

(1)	Finance Committee meeting fees were eliminated effective July 1, 2021.

Equity Compensation

For the 2020-2021 director compensation term, our non-employee directors (other than Mr. Rosenthal) were eligible to receive RSU awards with a grant-date fair value of $250,000, consistent with previous compensation terms. Due to our strategic review process, however, these awards could not be made in 2020 as scheduled.

Instead, the awards for incumbent directors were made upon completion of the investment transactions we announced in January 2021. The number of shares subject to each award was determined by dividing $250,000 by the share price used in the transactions, which was $2.4719 (the “Share Price”). For incumbent directors who continued to serve on the Board after consummation of the transactions, the awards vested in full on the date of our 2021 annual meeting of stockholders (June 10, 2021). Vested units were deferred and will be delivered in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company. For incumbent directors who departed in connection with the transactions (Mr. Kerrest and Mr. Martin), the awards vested upon grant and were delivered in shares of Common Stock upon separation from service.

For new non-employee directors who joined the Board in connection with the investment transactions, the Board determined to grant prorated awards for the remainder of the 2020-2021 director compensation term. The number of RSUs subject to each award was equal to $250,000 divided by the closing market price of our Common Stock on the date of grant, prorated for the remainder of the term. The awards vested in full on the date of our 2021 annual meeting of stockholders (June 10, 2021), except for Charles Fisher, who left the Board prior to the vesting date and forfeited his award. Vested units were deferred and will be delivered in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company.

Based on input from investors, the Board determined in January 2021 to convert Mr. Rosenthal’s compensation for the first quarter of 2021 (described above) into an RSU award. The number of shares subject to this award was determined by dividing $630,000 (comprising the first-quarter retainer and monthly stipend) by the Share Price. The award vested upon grant and will be delivered in shares of Common Stock upon the earlier of Mr. Rosenthal’s separation from service or a change in control of the company.

For the 2021-2022 director compensation term, our non-employee directors were eligible to receive a number of RSUs equal to $250,000 divided by the closing market price of our Common Stock on the date of grant. These RSUs, which were granted on July 1, 2021, will vest in full on the earliest of (i) June 30, 2022, (ii) the date of our 2022 Annual Meeting, and (iii) the date of a change in control of the company, subject to continued service on the Board through the applicable vesting date. Vested units will be deferred and delivered in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company. Due to the additional compensation Mr. Rosenthal received in early 2021 (as described above), he received only a portion of the standard RSU award in 2021, with the remainder granted in 2022.

Director Compensation

The following table sets forth summary information concerning compensation for the non-employee members of our Board in 2021. Mr. Livek did not receive any compensation for his service as a director in 2021. We reimburse all of our directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Such expense reimbursements are not included as a component of compensation in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Nana Banerjee (2)	72,694	333,333	(3)	406,027
Charles Fisher (4)	3,150	83,334	(5)	86,484
Itzhak Fisher (6)	54,417	333,333	(7)	387,750
Irwin Gotlieb	42,500	497,785	(8)	540,285
Jacques Kerrest (9)	19,167	247,786	(10)	266,953
David Kline (11)	42,139	333,333	(12)	375,472
Pierre Liduena (13)	63,382	312,501	(14)	375,883
Kathi Love	75,767	497,785	(15)	573,552
John Martin (16)	11,308	247,786	(17)	259,094
Marty Patterson (18)	54,078	333,333	(19)	387,411
Brent Rosenthal	151,750	724,419	(20)	876,169
Brian Wendling (21)	50,944	333,333	(22)	384,277

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, or ASC Topic 718.

Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As discussed above, amounts in this column include grants covering multiple Board terms due to our inability to issue awards to directors in 2020. Amounts for each term are set forth below.
(2)	Dr. Banerjee joined the Board on March 10, 2021.
(3)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Dr. Banerjee held vested, deferred stock units with respect to 26,969 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock. The company understands that Dr. Banerjee has assigned his interests in these shares to Cerberus Capital Management, L.P.

(4)	Charles Fisher joined the Board on March 10, 2021 and left the Board on March 30, 2021.
(5)

Amount reflects an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021. Charles Fisher forfeited this award when he left the Board on March 30, 2021. As of December 31, 2021, Charles Fisher did not hold any outstanding awards with respect to our Common Stock.

(6)	Itzhak Fisher joined the Board on March 10, 2021.
(7)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Itzhak Fisher held vested, deferred stock units with respect to 26,969 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock. He also held unvested options with respect to 157,629 shares of our Common Stock assumed in connection with our acquisition of Shareablee, Inc. in December 2021.

(8)

Amount reflects (a) an RSU award for the 2020-2021 term with a grant date fair value of $247,786, approved January 7, 2021 and awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Mr. Gotlieb held vested, deferred stock units with respect to 188,093 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock.

(9)	Mr. Kerrest left the Board on March 10, 2021.
(10)

Amount reflects an RSU award for the 2020-2021 term with a grant date fair value of $247,786, approved January 7, 2021 and awarded March 10, 2021. As of December 31, 2021, Mr. Kerrest did not hold any outstanding awards with respect to our Common Stock.

(11)	Mr. Kline joined the Board on March 10, 2021.
(12)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Mr. Kline held vested, deferred stock units with respect to 26,969 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock. The company understands that Mr. Kline has assigned his interests in these shares to Charter.

(13)	Mr. Liduena joined the Board on April 5, 2021.
(14)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $62,502, awarded April 5, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Mr. Liduena held vested, deferred stock units with respect to 17,077 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock. The company understands that Mr. Liduena has assigned his interests in these shares to Charter.

(15)

Amount reflects (a) an RSU award for the 2020-2021 term with a grant date fair value of $247,786, approved January 7, 2021 and awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Ms. Love held vested, deferred stock units with respect to 131,331 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock.

(16)	Mr. Martin left the Board on March 10, 2021.
(17)

Amount reflects an RSU award for the 2020-2021 term with a grant date fair value of $247,786, approved January 7, 2021 and awarded March 10, 2021. As of December 31, 2021, Mr. Martin did not hold any outstanding awards with respect to our Common Stock.

(18)	Mr. Patterson joined the Board on March 10, 2021.
(19)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Mr. Patterson held vested, deferred stock units with respect to 26,969 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock.

(20)

Amount reflects (a) an RSU award for the first quarter of 2021 with a grant date fair value of $624,419, approved January 7, 2021 and awarded March 10, 2021, and (b) an RSU award representing partial compensation for the 2021-2022 term with a grant date fair value of $100,000, awarded July 1, 2021. Amount excludes $780,000 in cash fees earned in 2020 and subsequently converted into RSUs that were granted in 2021 (previously reported in the company’s proxy statement for its 2021 annual meeting of stockholders), as there was no incremental value related to such RSUs. As of December 31, 2021, Mr. Rosenthal held vested, deferred stock units with respect to 605,957 shares of our Common Stock, unvested RSUs with respect to 20,040 shares of our Common Stock, and exercisable options with respect to 36,875 shares of our Common Stock.

(21)	Mr. Wendling joined the Board on March 10, 2021.
(22)

Amount reflects (a) an RSU award for the 2020-2021 term (prorated at grant based on service inception date) with a grant date fair value of $83,334, awarded March 10, 2021, and (b) an RSU award for the 2021-2022 term with a grant date fair value of $249,999, awarded July 1, 2021. As of December 31, 2021, Mr. Wendling held vested, deferred stock units with respect to 26,969 shares of our Common Stock and unvested RSUs with respect to 50,100 shares of our Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (CD&A) describes material elements of our named executive officer compensation for 2021 and provides information regarding the principles and objectives underlying our executive compensation programs, the decisions we made under those programs, and the factors we considered in making those decisions. Although this CD&A focuses on our executive compensation programs during the last fiscal year, it also describes compensation actions taken before or after 2021 to the extent such discussion enhances an understanding of our disclosure and actions taken in 2021. This CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this filing.

Overview

In 2021, our Compensation Committee was guided by certain core compensation principles, including aligning our executive officers’ interests with those of our stockholders and promoting achievement of our strategic and operational objectives. At the same time, our 2021 compensation decisions were impacted by the ongoing COVID-19 pandemic and related closures, which continued to affect the media, advertising and entertainment industries in which we operate. Although our financial performance improved over the course of the year (ultimately resulting in revenue growth of 3.1% over 2020), we were unable to fully achieve the targets our Compensation Committee established at the beginning of the year, leading to below-target annual incentive awards for our executive officers. We also held executive officer salaries flat in 2021, as we continued to focus on managing costs and meeting our debt covenants in a challenging business environment.

Our compensation decisions were also impacted by our year-long strategic review process, which culminated in a series of transformational investment transactions that closed in March 2021. These transactions were received positively by the market, increased our financial flexibility, and included new commercial agreements to anchor and expand our data and analytics capabilities. During the strategic review process, which included consideration of a sale of the company among other alternatives, the Compensation Committee suspended our long-term incentive compensation program. As a result, our executive officers received no new equity awards during 2020. Instead, the Compensation Committee determined to grant equity awards to our executive team in early 2021, contingent upon successful completion of the investment transactions and subject to long-term vesting and holding requirements. These awards were intended both to reward our executive officers for their efforts in contributing to a successful outcome for our stockholders and to encourage their retention and continued focus following the closing of the transactions.

Finally, our compensation decisions were impacted by the departure of our former Chief Financial Officer in August 2021 and our hiring of a new Chief Financial Officer in November 2021. In evaluating the new Chief Financial Officer’s compensation package, our Compensation Committee considered competitive market analyses prepared by its outside compensation consultant and sought to tie a significant portion of the Chief Financial Officer’s compensation to performance. The Compensation Committee also took steps to align the Chief Financial Officer’s interests with those of our stockholders, including by imposing long-term vesting and holding requirements for equity granted to him upon hire.

Throughout this CD&A, we provide insights into our compensation-setting process and the underlying philosophies and objectives that guided our decisions during the year. Our Compensation Committee is committed to ensuring that our executive compensation programs align executive and stockholder interests, motivate achievement of key performance objectives, attract and retain top talent, and prioritize a strong, ethical corporate culture. We also value input from our stockholders, and we regularly consider investor feedback in evaluating our executive compensation programs.

Named Executive Officers

Our named executive officers for the year ended December 31, 2021 were:

•	Bill Livek, our Chief Executive Officer and Executive Vice Chairman;

•	Jon Carpenter, our Chief Financial Officer (from November 29, 2021);

•	Greg Fink, our former Chief Financial Officer (until August 31, 2021); and

•	Chris Wilson, our Chief Commercial Officer.

Compensation Committee Composition

During 2021, the following members and former members of our Board served on the Compensation Committee:

•	Nana Banerjee (from March 10, 2021);

•	David Kline (from March 10, 2021);

•	Kathi Love;

•	John Martin (until March 10, 2021);

•	Brent Rosenthal (until March 10, 2021); and

•	Brian Wendling (from March 10, 2021).

As of the date of this filing, our Compensation Committee is composed of Kathi Love (Chair), Nana Banerjee, David Kline and Brian Wendling. Dr. Banerjee and Messrs. Kline and Wendling were appointed to our Board and Compensation Committee on March 10, 2021, following the completion of the investment transactions described above.

Our Executive Compensation Philosophy

Historically, our Compensation Committee has been guided by the following objectives and principles in establishing compensation arrangements for our executive officers:

Align Stockholder Interests. To further align our executive officers’ interests with those of our stockholders, the Compensation Committee believes that compensation arrangements should be tied to long-term value creation for our stockholders.

Promote Achievement of Company Objectives. The Compensation Committee believes that executive compensation should promote the achievement of our financial, strategic and operational goals. Total compensation for executive officers should be both competitive and tied to preestablished objectives.

Attract and Retain Top Talent. The Compensation Committee believes that compensation arrangements should be sufficient to allow us to attract, retain and motivate executive officers with the skills and talent needed to manage our business successfully.

Prioritize Tone at the Top. Ensuring that our executive officers prioritize and maintain a strong, ethical corporate culture and appropriate tone at the top is an additional principle that guides our Compensation Committee’s actions and decisions.

Finally, our compensation programs are intended to be consistent with corporate governance best practices. This is demonstrated by our:

•	stock ownership guidelines for directors and executive officers;

•	anti-hedging and pledging policy;

•	insider trading policy and preclearance requirements;

•	compensation recovery (clawback) policy;

•	consideration of market data, input from stockholders and critiques from stockholder advisory firms;

•	independent Compensation Committee oversight;

•	annual Compensation Committee evaluation;

•	engagement of an outside compensation consultant;

•	long-term vesting and holding requirements;

•	no automatic increases in executive salaries or lock-step changes in compensation based on peer group levels or metrics;

•	no executive pension plans or supplemental executive retirement plans;

•	limited perquisites; and

•	no repricing or buyout of underwater stock options without stockholder approval.

Compensation-Setting Process

Guided by our compensation philosophy, our Compensation Committee seeks to provide total compensation packages that are fair, reasonable and consistent with market practice. We generally aim to compensate our executive officers in a range around the median of the competitive market (as represented by our compensation peer group and published compensation survey data for the relevant period), with individual exceptions based on circumstances and using the Compensation Committee’s judgment. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals, while putting a significant portion of their target compensation at risk in the event of underperformance.

In 2021, as discussed above, our compensation-setting process was also influenced by the COVID-19 pandemic, our strategic review, and changes in our executive team. During this period, certain compensation decisions were made on a case-by-case basis, taking into account the situation that confronted the company at the time that we needed to hire a new executive officer or respond to the incentive and retention challenges that were presented for continuing executive officers. At the same time, we sought to maintain a normalized compensation process, including by establishing performance targets for our annual incentive compensation program early in the year and adhering to those targets in determining final award amounts.

Role of Compensation Committee

The members of our Compensation Committee are appointed by our Board of Directors to oversee our executive compensation programs. At all times during 2021, the Compensation Committee was composed entirely of directors who were “independent directors” under Nasdaq listing standards.

Pursuant to its charter, the Compensation Committee approves, oversees and interprets our executive compensation programs and related policies and practices, including our equity incentive program and other compensation and benefits programs. The Compensation Committee is also responsible for establishing the compensation packages of our executive officers and ensuring that our executive compensation programs are consistent with our compensation philosophy and corporate governance policies.

Generally, the Compensation Committee takes the following actions in the discharge of its responsibilities:

•	reviews the corporate goals and objectives of, and performance of and total compensation earned by or awarded to, our Chief Executive Officer, independent of input from our Chief Executive Officer;

•

examines the performance of our other executive officers with assistance from our Chief Executive Officer and approves total compensation packages for them that it believes to be appropriate and consistent with those generally found in the marketplace for executives in comparable positions;

•	regularly holds executive sessions without management present; and

•

engages an outside compensation consultant to review our compensation policies and practices, provide analysis of the competitive market as needed, and make recommendations regarding the elements of our compensation packages.

As part of its decision-making process, the Compensation Committee periodically evaluates comparative compensation data from similarly situated companies. Historically, the Compensation Committee has determined the target total direct compensation opportunities for executive officers after considering the following factors, among others:

•	the scope and nature of the executive officer’s responsibilities;

•	how much the executive officer might otherwise command in the employment marketplace;

•	how much we would be willing to pay to retain the executive officer;

•	how much we would expect to pay in the marketplace to replace the executive officer;

•	past performance, as well as the strategic value of the executive officer’s future contributions; and

•	internal parity within the executive team.

The Compensation Committee also considers the recommendations of our Chief Executive Officer, who periodically reviews the performance, roles and responsibilities of our other executive officers and proposes adjustments to their compensation based on this review. The Chief Executive Officer does not participate in Compensation Committee discussions or make recommendations with respect to his own compensation.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more compensation advisors from time to time, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee retained the services of Meridian Compensation Partners, LLC, a national compensation consulting firm, for this purpose during 2021. Meridian serves at the discretion of and reports directly to the Compensation Committee. Meridian did not provide any services to us or our management in 2021 other than those provided to the Compensation Committee as described below.

In 2021, Meridian assisted the Compensation Committee by providing the following services:

•	participating in Compensation Committee meetings;

•	advising on the impact of the COVID-19 pandemic on compensation plans and practices;

•	reviewing and assisting in updates to our compensation peer group;

•	providing market analyses of executive officers’ compensation relative to peer group and survey data;

•	evaluating annual and long-term incentive program design;

•	advising on equity plan modeling and share usage;

•	reviewing our compensation disclosures; and

•	analyzing market data and other considerations related to compensation of members of our Board.

The Compensation Committee considered all relevant factors relating to the independence of Meridian, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Meridian did not raise any conflict of interest in 2021.

Competitive Market Data

In order to attract and retain strong management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we consider the practices of specific companies that we have identified as our peers. These companies are selected periodically by our Compensation Committee on the basis of industry, similar business models and comparable financials (including revenue and market capitalization). The peer companies we used in 2021 were as follows, reflecting a focus on research and data analytics companies as well as software and technology firms. At the time the Compensation Committee selected this peer group in April 2021, our revenue approximated the 35th percentile and our market capitalization approximated the 10th percentile of the peer group.

2U, Inc.	LiveRamp Holdings, Inc.
Cardlytics, Inc.	MDC Partners, Inc. (now named Stagwell Inc.)
Cars.com Inc.	Medallia, Inc.
Cloudera, Inc.	QuinStreet, Inc.
Fluent, Inc.	Resources Connection, Inc.
Forrester Research, Inc.	SVMK Inc. (now named Momentive Global)
Gray Television, Inc.	TechTarget, Inc.
Hemisphere Media Group, Inc.	Viant Technology Inc.
Huron Consulting Group Inc.

Using data collected from these companies, Meridian provided analyses of our executive officers’ and directors’ compensation against the competitive market. For additional context in its review of executive compensation, Meridian also considered Radford survey data from the broader market, with a focus on companies from relevant industry groups with approximately $200 million to $1 billion in annual revenues.

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (known as a say-on-pay vote) for the year ended December 31, 2020 at the last annual meeting of stockholders that we held, which was in June 2021. Our stockholders expressed strong support for the 2020 compensation of our named executive officers, with approximately 99% of votes cast in favor of the proposal. Our Compensation Committee considered the results of the say-on-pay vote and other feedback from our stockholders, as well as critiques from stockholder advisory firms, in designing our compensation programs for 2021. In particular, the Compensation Committee considered investor input in implementing long-term vesting and holding requirements for executive officer equity awards in 2021.

Executive Compensation Elements

Our executive compensation program has historically consisted of three primary elements: base salary, annual incentive compensation and long-term incentive compensation. We use these elements as reflected in the table below. We also offer health and welfare benefits and certain separation-related benefits. Although we do not have a formal policy for allocating executive compensation among the primary compensation elements, our Compensation Committee seeks to provide compensation opportunities that are consistent with our philosophy described above.

Element	Compensation Uses
Base salary	• To attract and retain top talent • To recognize the experience, skills, knowledge and responsibilities required of our executive officers • To reflect competitive market practice

Element	Compensation Uses

Annual incentive compensation	• To drive financial, strategic and operating performance • To motivate achievement of our cultural and compliance objectives
Long-term incentive compensation	• To align executive officers’ interests with those of our stockholders • To promote our hiring and retention objectives

Executive Compensation Actions and Decisions for 2021

Base Salaries

We did not adjust base salaries for our executive officers in 2021, as we continued to focus on managing costs and meeting our debt covenants during pandemic-related closures. The annual base salary levels of our named executive officers in 2021 were as follows:

Name	Base Salary	% Increase
Bill Livek	$650,000	0%
Jon Carpenter	515,000	N/A*
Greg Fink	390,000	0%
Chris Wilson	375,000	0%

*	Mr. Carpenter joined Comscore in November 2021.

Annual Incentive Compensation

In April 2021, following the completion of our strategic review, our Compensation Committee established performance goals and targets for annual incentive awards that our executive officers were eligible to earn for the year. Target awards for the continuing named executive officers, presented as a percentage of base salary, were as follows. Mr. Carpenter, who joined Comscore in November 2021, was not eligible to participate in the annual incentive compensation program for 2021.

Name	Target Award (% of Base Salary)
Bill Livek	100%
Greg Fink	75%
Chris Wilson	120%

These target percentages were unchanged from 2020.

For each of the eligible executive officers, 90% of the target award for 2021 was based on achievement of goals relating to revenue and adjusted EBITDA1 performance, weighted equally. The remaining 10% of each executive officer’s target award was based on achievement of corporate culture objectives, including employee satisfaction and engagement and implementation of programs to strengthen corporate culture. The Compensation Committee believed these performance measures were appropriate for our business because they provided a balance between generating growth, managing our expenses, and maintaining a strong corporate culture – factors the Compensation Committee believed would enhance long-term stockholder value. Actual amounts payable under the annual incentive plan could range from 0% to 200% of the target award depending on the level of achievement, as determined by the Compensation Committee.

[1]

We define adjusted EBITDA as net income (loss) plus or minus interest, taxes, depreciation, amortization, stock-based compensation expense, loss on extinguishment of debt, non-cash impairment charges, restructuring expense, settlement of certain litigation, transaction costs related to the issuance of equity securities, and non-cash changes in the fair value of financing derivatives, warrants liability and investments in equity securities.

The threshold, target and maximum performance levels for each measure were as follows, with linear interpolation for achievement between levels:

Component	Below Threshold		Threshold Performance	80% Performance	Target Performance	110% Performance	150% Performance	Maximum Performance
Revenue	<$	360 million	$360 million	$375 million	$385 million	$400 million	$410 million	$420 million
Adjusted EBITDA	<$	25 million	$25 million	$30 million	$35 million	$40 million	$50 million	$60 million
Culture		(a)	(a)	(a)	(a)	(a)	(a)	(a)
Payout Level		0%	50%	80%	100%	110%	150%	200%

(a)

Attainment of corporate culture objectives would be determined by the Compensation Committee based on improvements in employee satisfaction and engagement and implementation of programs to strengthen corporate culture.

The Compensation Committee established performance targets at levels that it believed to be challenging but achievable through the successful execution of our annual operating plan, taking into account ongoing pandemic-related closures, increased costs under our data license agreements, and other business factors. In addition, each performance level was assigned a payment amount that the Compensation Committee believed was reasonable and appropriate for those results.

In February 2022, the Compensation Committee reviewed our financial and operating results for 2021 and determined that the preestablished objectives had been achieved as follows:

Component	Weight	Target Performance		Actual Performance	Payout Level (Interpolated)	Payout Level (Weighted)
Revenue	45%	$385 million		$367 million	64%	28.8%
Adjusted EBITDA	45%	$35 million		$32 million	88%	39.6%
Culture	10%	(b	)	Achieved	100%	10.0%

						78.4%

(b)

In evaluating achievement of corporate culture objectives, the Compensation Committee considered improvements in employee diversity (including an increase in the percentage of female employees), increases in employee satisfaction and engagement scores, and employee surveys showing improved confidence in the direction of the company.

Based on these results, the Compensation Committee approved the following annual incentive awards for the named executive officers (other than Mr. Carpenter) for 2021, which awards were paid in cash in March 2022. Mr. Fink’s award was prorated through his separation date, as set forth in his Separation and General Release Agreement described below.

Name	Award	Award vs. Target
Bill Livek	$507,000	78%
Greg Fink	151,892	78%
Chris Wilson	351,000	78%

Long-Term Incentive Compensation

Transaction Awards

In connection with the investment transactions announced in early 2021, our Compensation Committee approved an award of $1,000,000 to Mr. Livek in recognition of his efforts in leading the strategic review process and in satisfaction of a refinance bonus commitment of the same amount set forth in a letter agreement between the company and Mr. Livek dated November 4, 2019. Mr. Livek’s award was contingent upon the successful completion of the transactions and was paid to him in the form of time-based RSUs issued upon closing of the transactions on March 10, 2021. The number of RSUs subject to the award was determined by dividing

$1,000,000 by the share price used in the transactions, which was $2.4719 (the “Share Price”). The 404,547 RSUs granted to Mr. Livek vested on December 31, 2021. Although we could not require an extended vesting period for this award due to tax restrictions (pursuant to Section 409A of the Internal Revenue Code of 1986, as amended) related to the prior letter agreement, Mr. Livek was required to hold the net shares of Common Stock delivered to him under the award over the three-year period following the closing of the transactions, with one-third of such shares being released from the hold on each anniversary of March 10, 2021. These holding requirements are expected to terminate upon Mr. Livek’s retirement as our Chief Executive Officer, as described under “Payments Upon Termination or Change in Control” below.

The Compensation Committee also approved awards of $350,000 each to Mr. Fink and Mr. Wilson in connection with the investment transactions. These awards, which were contingent upon completion of the transactions, were paid in the form of time-based RSUs issued upon closing. The number of RSUs subject to each award was determined by dividing $350,000 by the Share Price. The 141,592 RSUs granted to each executive officer were to vest as to one-third on the first three anniversaries of March 10, 2021, subject to continued service through each vesting date, with accelerated vesting for certain qualifying terminations of employment. These awards were intended both to reward the executives for their efforts in contributing to a successful outcome for our stockholders and to encourage their retention and continued focus following the closing, with individual amounts recommended by our Chief Executive Officer. As described under “Payments Upon Termination or Change in Control” below, Mr. Fink’s remaining transaction RSUs vested upon his termination of employment in August 2021.

CFO Inducement Award

In connection with his appointment as our Chief Financial Officer in November 2021, Mr. Carpenter received an inducement award with a grant date fair value of approximately $1,600,000 in RSUs, which will vest as to one-third on each of the first three anniversaries of his start date (November 29, 2021) subject to continued service through each vesting date, with accelerated vesting for certain qualifying terminations of employment. In determining the amount of Mr. Carpenter’s inducement award, our Compensation Committee considered Meridian’s analyses of long-term incentive award levels for chief financial officers in our peer group and targeted the median of such awards. In light of the size of Mr. Carpenter’s inducement award, he will not be eligible to receive additional long-term incentive compensation until 2023. To further align Mr. Carpenter’s interests with those of our stockholders, the Compensation Committee provided that settlement of his vested RSUs would be deferred (held) until the earlier of his separation from service or a change in control of the company.

Other Compensation Elements

CFO Offer Terms

In addition to the new-hire equity award described under “CFO Inducement Award” above, our Compensation Committee approved the following initial compensation terms for Mr. Carpenter:

•	an annualized base salary of $515,000, which fell between the median and 75th percentile of competitive practice at the time;

•	beginning in 2022, eligibility to participate in our annual incentive compensation program, with a target award equal to 100% of his base salary, commensurate with our other executive officers;

•	beginning in 2023, eligibility to participate in our long-term incentive compensation program on terms commensurate with our other executive officers;

•

a one-time cash signing bonus of $300,000, which must be repaid if Mr. Carpenter’s employment is terminated by the company for cause or if he voluntarily resigns without good reason prior to November 29, 2022;

•	eligibility for our standard benefits programs; and

•	eligibility for separation benefits as set forth in a Severance Agreement and a Change of Control Agreement with the company, as described under “Payments Upon Termination or Change in Control” below.

In evaluating compensation terms for Mr. Carpenter, our Compensation Committee considered the importance of linking a substantial portion of Mr. Carpenter’s target direct compensation to performance. The Compensation Committee also considered comparative compensation analyses prepared by Meridian, as well as internal parity with our other executive officers. Finally, the Compensation Committee considered compensation forfeited by Mr. Carpenter as a result of leaving his previous employer.

Benefits and Perquisites

We provide the following health and welfare benefits to our executive officers on the same basis as our other U.S. employees:

•	medical and dental insurance;

•	life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) plan with a company matching feature.

We believe these benefits are consistent with those offered by other companies, including those with whom we compete for executive talent.

In general, we do not provide significant perquisites or other personal benefits to our executive officers, and we do not view perquisites and personal benefits as a material element of our executive compensation program. We occasionally provide benefits, however, for retention purposes; to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations; or to primarily serve a business purpose that may result in ancillary personal benefit to the executive. Moreover, we have provided for reimbursement of attorneys’ fees in certain cases, including in connection with the negotiation of employment or separation terms.

Change of Control and Severance Agreements

Our continuing executive officers are parties to agreements that provide for certain payments and benefits to them in the event of a termination of their employment or a change in control of the company. We believe these arrangements are valuable retention tools that are particularly necessary in an industry, such as ours, where there is frequent market consolidation. We recognize that it is possible that we may be subject to a change in control, and that this possibility could result in a sudden departure or distraction of our key executive officers to the detriment of our business. We believe that these arrangements help to encourage and maintain the continued focus and dedication of our executive officers to their assigned duties to maximize stockholder value, notwithstanding the possibility or occurrence of a change in control of the company. We also believe that these arrangements are necessary to attract and retain critical members of management. These arrangements do not contain any tax reimbursement or tax “gross up” provisions for our executive officers.

The material terms and conditions of our executive change of control and severance agreements are discussed under “Payments Upon Termination or Change in Control” below.

CFO Separation Agreement

In July 2021, we announced that Mr. Fink would depart the company effective August 31, 2021 and would become entitled to certain payments and benefits under his existing change of control and severance agreement.

On July 21, 2021, we and Mr. Fink entered into a Separation and General Release Agreement (the “Separation Agreement”), pursuant to which Mr. Fink would receive the amounts provided for under his existing agreement, subject to the following modifications:

•

the prorated annual incentive award that Mr. Fink would receive for 2021 would not be less than $97,366 (see “Annual Incentive Compensation” above for a description of the actual award paid to Mr. Fink);

•	8,254 RSUs awarded to Mr. Fink in 2018 would become fully vested on his separation date; and

•	Mr. Fink would be reimbursed for up to $10,000 of attorneys’ fees incurred by him in connection with the review and negotiation of the Separation Agreement.

In addition, the Separation Agreement provided that the 141,592 transaction RSUs granted to Mr. Fink in 2021 (described under “Transaction Awards” above) would become fully vested as of his separation date, consistent with the terms of the transaction RSUs in the event of a termination without cause or for good reason.

The Separation Agreement also provided that, for the six-month period following his Separation Date, Mr. Fink would provide the company with certain consulting services upon request. We agreed to pay Mr. Fink $350 per hour for such services to the extent he spent more than specified amounts of time providing such services following his separation date. No such fees were incurred or paid following Mr. Fink’s separation date.

Under the Separation Agreement, Mr. Fink agreed to a comprehensive release of claims and reaffirmed his commitment to be bound by restrictive covenants regarding nondisclosure of confidential information and non-competition and non-solicitation requirements. Additional information regarding amounts paid to Mr. Fink in connection with his departure is set forth under “Payments Upon Termination or Change in Control” below.

CEO Transition Agreement

After the end of 2021, Mr. Livek announced his intention to retire as our Chief Executive Officer. Information about the transition agreement we entered into with Mr. Livek in 2022 is set forth under “Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines to further align the long-term interests of our directors and executive officers with those of our stockholders. Under the guidelines, each director is expected to own shares of Common Stock with a value equal to at least five times the director’s annual cash retainer for service on the Board. For executive officers, the Chief Executive Officer is expected to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and the Chief Financial Officer, Chief Operating Officer and other named executives are expected to own shares of Common Stock with a value equal to at least three times their respective annual base salaries. Equity award holdings that qualify toward satisfaction of the guidelines include shares underlying vested stock options (less the value of the aggregate exercise price), restricted stock and RSUs, and deferred stock units. Awards subject to performance conditions are not counted until such awards are earned. A director or executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the guidelines.

Clawback Policy

Our clawback policy provides that, upon recommendation from the Compensation Committee, (i) if an accounting restatement occurs, the Board will seek to recover (a) any excess incentive-based compensation from an executive officer determined to have committed misconduct resulting in the restatement and (b) any compensation recoverable from the Chief Executive Officer or Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002; (ii) the Board will seek to recover any incentive-based compensation or other compensation from an executive officer if the compensation was determined to be based on financial results or operating metrics that were satisfied as a result of such executive officer’s knowing or intentional fraudulent or illegal conduct; (iii) the Board will seek to recover from an executive officer any incentive-based compensation it determines was awarded due to an error in the calculation of such compensation; and (iv) the Board will seek to recover from an executive officer who engages in egregious conduct (as defined below) any compensation that the Board reasonably deems appropriate. For purposes of part (iv), which was added in 2020 in response to stockholder feedback, “egregious conduct” includes an executive officer’s felony conviction, theft or embezzlement, illegal drug use, material breach of an employment agreement, gross negligence or willful misconduct, breach of fiduciary duty, willful refusal to perform assigned duties, or material breach of our code of conduct or other policies, including (but not limited to) conduct involving sexual harassment, prohibited relationships or unlawful discrimination.

Anti-Hedging and Pledging Policy

We maintain a robust anti-hedging and pledging policy, which prohibits our directors, executive officers, their family members and any entities they control from hedging and pledging Comscore equity securities as collateral for a loan or purchasing such securities on margin. More specifically, our policy prohibits covered persons from engaging in any type of hedging transaction with respect to Comscore equity securities, including but not limited to short sales, options (other than options pursuant to our incentive compensation plans), puts, calls, collars and other derivative securities, monetization transactions, prepaid variable forward contracts, equity swaps and exchange funds.

Insider Trading Policy and Preclearance Requirements

Our insider trading policy, which covers all directors, officers and employees of the company, prohibits the unauthorized disclosure of any nonpublic information acquired in the course of service with the company and the misuse of material nonpublic information in securities trading. The policy applies to all transactions involving Comscore securities or the securities of other companies as to which material nonpublic information is obtained in the course of service with Comscore. Moreover, the policy covers any arrangements that affect economic exposure to changes in the prices of these securities, including transactions in derivative securities (such as put or call options), hedging transactions and short sales. The policy also prohibits trading or tipping based on material nonpublic information. We maintain quarterly trading blackout periods for all directors, officers and employees, and we require our directors, officers and employees with access to sensitive information to obtain preclearance for any transaction in Comscore securities, even during open trading windows. These individuals are also prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to Comscore securities (other than options, appreciation rights and other securities issued pursuant to our benefit plans or compensatory arrangements). This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Comscore securities.

Compensation Risk Assessment

Our Compensation Committee and management have considered whether our current compensation programs for employees create incentives for excessive or unreasonable risks that could have a material adverse effect on the company. This has included consideration of compliance issues identified by management in prior years, as well as our decision to specify maximum payouts for incentive compensation, use multiple performance metrics, require Compensation Committee review and validation of results and payouts, grant stock options to executive officers only during open trading windows (following the public release of quarterly earnings information), implement stock ownership guidelines, and maintain a clawback policy that allows for recovery of executive compensation in the event of an accounting restatement, fraud, error or egregious conduct. We believe that our compensation programs, as currently designed, are consistent with practices for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In structuring future compensation programs and decisions, the Compensation Committee will continue to monitor whether our risk management objectives are being met with respect to incentivizing our employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain employees. In making compensation decisions, our Compensation Committee may consider the potential effects of Section 162(m) on the compensation paid to our named executive officers and others.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSU awards, based on the grant date fair value of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an award recipient is required to render service in exchange for the award. In making compensation decisions, our Compensation Committee regularly considers the cost of stock-based compensation awards and any proposed modifications to those awards.

Notwithstanding the foregoing discussion, our Compensation Committee believes that its primary responsibility is to provide a compensation program that is consistent with our compensation philosophy and that supports the achievement of our compensation objectives. Therefore, the Compensation Committee retains authority to grant appropriate compensation items or awards to our service providers notwithstanding an adverse tax or accounting treatment for that compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this filing with the company’s management. Based its review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this filing.

COMPENSATION COMMITTEE

Kathi Love, Chair

Nana Banerjee

David Kline

Brian Wendling

This Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

Compensation Tables

2021 Summary Compensation Table

The following table sets forth summary information concerning compensation for the following persons: (i) all persons serving as our principal executive officer during 2021, (ii) all persons serving as our principal financial officer during 2021, and (iii) the next most highly compensated executive officer who was serving as of December 31, 2021. We had no other executive officers in 2021. We refer to these individuals as our “named executive officers” elsewhere in this filing. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Bill Livek (4) Chief Executive Officer and Executive Vice Chairman	2021	650,000	—	991,140	—	507,000	3,513	2,151,653
	2020	528,125	422,500	—	—	227,500	3,436	1,181,561
	2019	477,302	358,563	1,086,250	504,962	—	203,846	2,630,923
Jon Carpenter (5) Chief Financial Officer	2021	29,712	—	1,599,999	—	—	17	1,629,728
Greg Fink (6) Former Chief Financial Officer	2021	260,000	—	988,245	—	—	250,800	1,499,045
	2020	346,125	190,125	—	—	102,375	3,353	641,978
	2019	390,000	719,375	—	—	—	2,281	1,111,656
Chris Wilson (7) Chief Commercial Officer	2021	375,000	450,000	346,900	—	351,000	3,566	1,526,466
	2020	332,813	292,500	—	—	157,500	478	783,291
	2019	264,205	337,500	2,191,010	730,478	—	139,723	3,662,916

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As described below under “Narrative to 2021 Summary Compensation Table and 2021 Grants of Plan-Based Awards Table,” the 2021 amount reported in this column for Mr. Fink also includes incremental fair value of $641,345 related to RSU award modifications in connection with his separation from service in 2021.

(2)	None of our named executive officers received option awards in 2021.
(3)

Amounts for 2021 include (a) matching contributions by us to the named executive officers’ 401(k) plan accounts, (b) payment of life insurance and accidental death and dismemberment premiums on behalf of the named executive officers, and (c) for Mr. Fink, the following amounts paid or received in 2021 in connection with his separation from employment on August 31 2021: (i) cash severance of $227,500, (ii) COBRA benefits of $10,107, and (iii) attorneys’ fees of $10,000. For a description of the full severance payments and benefits Mr. Fink is eligible to receive, see “Payments Upon Termination of Employment for Departing Executive Officers” below.

(4)	Mr. Livek served as our President until May 30, 2018, as a special advisor from May 30, 2018 until November 4, 2019, and as our Chief Executive Officer starting November 4, 2019.
(5)	Mr. Carpenter joined the company on November 29, 2021.
(6)	Mr. Fink left the company on August 31, 2021.
(7)

Mr. Wilson served as our Chief Revenue Officer until December 31, 2018, as a consultant from January 1, 2019 until April 17, 2019, and as our Chief Commercial Officer starting April 17, 2019. The 2021 amount reported for Mr. Wilson in the bonus column reflects a retention bonus paid in 2018 (prior to Mr. Wilson becoming a named executive officer) that was earned based on continued service through August 31, 2021.

2021 Grants of Plan-Based Awards Table

The following table sets forth information about grants of plan-based awards to our named executive officers during 2021.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Bill Livek	—	—	325,000	650,000	1,300,000	—	—
	3/10/2021	1/7/2021	—	—	—	404,547	991,140

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Jon Carpenter	11/29/2021	10/19/2021	—	—	—	451,977	1,599,999
Greg Fink	—	—	146,250	292,500	585,000	—	—
	3/10/2021	1/7/2021	—	—	—	141,592	346,900
	8/31/2021	7/21/2021	—	—	—	—	641,345
Chris Wilson	—	—	225,000	450,000	900,000	—	—
	3/10/2021	1/7/2021	—	—	—	141,592	346,900

(1)

Amounts in these columns reflect the estimated payouts for 2021 annual incentive awards assuming threshold, target and maximum achievement. The actual amounts paid to our named executive officers for 2021 performance can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. Mr. Carpenter was not eligible for an annual incentive award for 2021 due to his November 29, 2021 start date. See “Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2021 – Annual Incentive Compensation” above for additional information regarding these awards.

(2)

Amounts in this column represent the aggregate grant date fair value of RSUs granted in 2021 to the named executive officers, computed in accordance with FASB ASC Topic 718. Additionally, the amounts in this column for Mr. Fink include the incremental fair value of the modifications to RSU awards previously granted to him that accelerated and became vested in connection with his separation on August 31, 2021, computed in accordance with FASB ASC Topic 718 as of the modification date. Assumptions used in the calculation of these amounts are described in Note 5 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Narrative to 2021 Summary Compensation Table and 2021 Grants of Plan-Based Awards Table

Long-Term Incentive Plan Awards

For a description of the material terms (including vesting periods) of long-term incentive awards granted to our named executive officers in 2021, see “Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2021 – Long-Term Incentive Compensation” above.

Amendments to Long-Term Incentive Plan Awards

In connection with Mr. Fink’s separation, our Compensation Committee amended the terms of outstanding RSUs previously granted to Mr. Fink in 2018 and 2021. These amendments were effective as of Mr. Fink’s August 31, 2021 separation date. The incremental fair value of such modifications has been included in the Summary Compensation Table and the Grants of Plan-Based Awards Table above. For additional information regarding Mr. Fink’s separation terms, see “Compensation Discussion and Analysis – Other Compensation Elements – CFO Separation Agreement” above.

2021 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised and Exercisable Options (#)		Number of Securities Underlying Unexercised and Unexercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Bill Livek	200,000		100,000	(5)	3.21	11/7/2029	—	—	—	—
	—		—		—	—	58,334	194,836	70,805	236,489
Jon Carpenter	—		—		—	—	451,977	1,509,603	—	—
Greg Fink	—		—		—	—	—	—	—	—
Chris Wilson	75,000		75,000	(6)	10.35	5/22/2029	—	—	—	—
	46,000	(4)	—		17.55	4/4/2022	—	—	—	—
	—		—		—	—	141,592	472,917	28,125	93,938

(1)

The awards reported in this column reflect time-based RSUs, which vest as set forth in the following table, subject to the named executive officer’s continued employment or service through such vesting dates:

Name	Number of RSUs	Remaining Vesting Schedule
Bill Livek	58,334	100% on November 4, 2022
Jon Carpenter	451,977	One-third on each of November 29, 2022, November 29, 2023 and November 29, 2024
Greg Fink	—	—
Chris Wilson	141,592	One-third on each of March 10, 2022, March 10, 2023 and March 10, 2024

(2)

Amounts in these columns reflect the market value of shares or units of stock reported in the preceding column that have not vested, computed based on the closing price of our Common Stock as reported on Nasdaq on December 31, 2021, which was $3.34 per share.

(3)

The awards reported in this column reflect the threshold number of performance-based RSUs granted in 2019 which become eligible to be earned based on achievement of certain stock-price hurdles subject to the named executive officer’s continued employment or service through the date of achievement of the applicable stock-price hurdle during the applicable performance period. The awards are reported at threshold because the threshold level of performance had not been achieved as of December 31, 2021. The following table sets forth the end of the applicable performance period for each award with respect to the number of performance-based RSUs reflected in this column. As described under “Payments Upon Termination or Change in Control” below, Mr. Livek’s performance-based RSUs will vest in full with respect to 425,000 shares of Common Stock (to the extent not already vested) upon his separation from service as a member of the Board.

Name	Number of Performance- Based RSUs	Performance Period End Date
Bill Livek	70,805	November 4, 2029
Jon Carpenter	—	—
Greg Fink	—	—
Chris Wilson	28,125	May 22, 2029

(4)	Award granted under the Rentrak Corporation 2011 Stock Incentive Plan and assumed by the company on January 29, 2016 in connection with the Rentrak merger.

(5)

Time-based stock option award granted under our 2018 Equity and Incentive Compensation Plan, as amended and restated effective as of July 9, 2020 (the “2018 Plan”) that vests on November 7, 2022, subject to Mr. Livek’s continued employment or service through such vesting date.

(6)

Time-based stock option award granted under the 2018 Plan that vests as to one-half on each of May 22, 2022 and May 22, 2023, subject to Mr. Wilson’s continued employment or service through each such vesting date.

2021 Option Exercises and Stock Vested

The following table sets forth certain information concerning the number of shares our named executive officers acquired and the value they realized upon vesting of stock awards during 2021. Values are shown before payment of any applicable withholding taxes or brokerage commissions. None of our named executive officers exercised options in 2021. The values reported in the table below may not represent the actual amounts received by the executive upon settlement of the awards due to the delayed delivery of shares.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Bill Livek (2)	462,880	1,579,269
Jon Carpenter	—	—
Greg Fink (3)	164,354	639,148
Chris Wilson	24,070	90,467

(1)

The value realized on vesting is calculated by multiplying the number of shares of stock subject to the time-based RSU awards (and, for Mr. Fink, 4,881 performance-based RSUs for which performance was achieved as of December 31, 2020 but which remained outstanding and subject to service-based vested conditions until March 1, 2021) that vested by the closing price of the underlying shares on the vesting date (or, if such date is not a trading date, the last trading date prior to the applicable vesting date).

(2)

The value of the awards reported in this row includes (i) $1,351,187 representing 404,547 RSUs that vested on December 31, 2021 but remain subject to holding requirements, and (ii) $228,082 representing 58,333 RSUs that vested on November 4, 2021 but will be settled and payable to Mr. Livek following his termination of employment.

(3)

The value of the awards reported in this row includes (i) $32,026 representing 8,254 RSUs granted in 2018 that accelerated and vested on August 31, 2021 in connection with Mr. Fink’s separation from employment on such date but which were not settled and payable to Mr. Fink until March 3, 2022, and (ii) $549,377 representing 141,592 RSUs granted in 2021 that accelerated and vested on August 31, 2021 in connection with Mr. Fink’s separation from employment on such date but which were settled and payable to Mr. Fink in installments of 47,197 on March 3, 2022, 47,197 on March 7, 2022 and 47,198 on March 10, 2022.

2021 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Bill Livek	Deferred RSUs (3)	—	228,082	44,333	—	389,664
Greg Fink	Deferred RSUs (4)	—	581,402	(80,917)	—	500,486

(1)

This column represents the aggregate earnings (or losses) for 2021 for equity awards that vested in one tax year but whose settlement was deferred to a subsequent tax year. The earnings (or loss) amount for these awards represents an estimate of annual earnings with respect to vested but unpaid and deferred shares and (i) for Mr. Livek, is based on the difference in (a) for the RSUs that vested in 2020 but were deferred, the closing price per share of our Common Stock of (x) $2.01 as of November 4, 2020 and (y) $3.34 as of December 31, 2021, and (b) for the RSUs that vested in 2021 but were deferred, the closing price per share of our Common Stock of (x) $3.91 as of November 4, 2021 and (y) $3.34 as of

December 31, 2021, in each case, multiplied by the number of RSUs that were vested but deferred as of November 4, 2020 and November 4, 2021, as applicable, as described in more detail in Note 3 to this table below, and (ii) for Mr. Fink, is based on the difference in the closing price per share of our Common Stock of $3.88 as of August 31, 2021 and $3.34 as of December 31, 2021, multiplied by the number of RSUs that were vested but deferred as of August 31, 2021, as described in more detail in Note 4 to this table below.

(2)

For Mr. Livek, this column reflects the total value of the 58,333 RSUs that became vested in each of 2020 and 2021 but for which settlement was deferred, and for Mr. Fink, this column reflects the total value of the 149,846 RSUs that became vested on his August 31, 2021 separation date but for which settlement was deferred. The value is computed based on the closing price of our Common Stock as reported on Nasdaq on December 31, 2021, which was $3.34 per share. The deferred RSUs that became vested in 2021 are included in the 2021 Option Exercises and Stock Vested Table above for each of Messrs. Livek and Fink.

(3)

Mr. Livek’s deferred RSUs represent 58,333 RSUs that vested in November 2020 and 58,333 RSUs that vested in November 2021 but with a deferred payout following the years in which such RSUs vested. The shares underlying the award will become payable to Mr. Livek following his termination of employment.

(4)

Mr. Fink’s deferred RSUs represent 149,846 RSUs that vested on August 31, 2021 but with a deferred payout following the years in which such RSUs vested. 55,451 of the shares underlying the awards became payable to Mr. Fink on March 3, 2022, 47,197 of the shares underlying the awards became payable to Mr. Fink on March 7, 2022, and 47,198 of the shares underlying the awards became payable to Mr. Fink on March 10, 2022 (as described below under “Payments Upon Termination or Change in Control – Fink Separation Agreement”).

Payments Upon Termination or Change in Control

Livek Change of Control and Severance Agreement

Mr. Livek is a party to a change of control and severance agreement (the “Livek Agreement”). The Livek Agreement has a three-year initial term with automatic three-year renewals thereafter, and in the event of a change of control, will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. As of December 31, 2021, the Livek Agreement provided that if we terminated Mr. Livek without “cause” or Mr. Livek resigned for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Livek would be eligible to receive (i) accrued but unpaid vacation, expense reimbursements, wages and other benefits due under our compensation plans, policies and arrangements (the “Accrued Amounts”); (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeded the permitted COBRA participation period) for two years; and (iii) two times Mr. Livek’s annual base salary, payable over two years in accordance with our normal payroll practices (or if such termination was on or within 12 months following a change of control, in a lump sum).

Additionally, if (a) Mr. Livek remained employed or continued to provide services through the first anniversary of the date of a change of control or (b) we terminated Mr. Livek without cause or Mr. Livek resigned for good reason on or within 12 months following a change of control, then, in each case and except as otherwise described below, all of Mr. Livek’s outstanding and unvested equity awards held as of the date of a change of control would vest in full.

Under the Livek Agreement as in effect on December 31, 2021:

•

“cause” is generally defined as Mr. Livek’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy; or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the company, its business or its reputation;

•

“change of control” is generally defined as the occurrence of (i) a change in ownership of the company pursuant to the acquisition by any one person or any persons acting as a group of a number of shares of the company’s stock that, together with the stock already held by such person, represents more than 50% of the total voting power of the company’s stock (other than an acquisition of stock of the company as a result of a private financing that is approved by the Board), (ii) a change in the effective control of the company due to the majority of the members of the Board being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any person acquires (or has acquired during the 12-month period preceding such acquisition) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the company’s assets immediately prior to such acquisition (determined without regard to any liabilities associated with such assets); and

•

“good reason” is generally defined as Mr. Livek’s termination of employment within 90 days after the expiration of a specified cure period following the occurrence of one or more of the following: (i) a material diminution in his base compensation (unless done for all of our senior-level executives); (ii) a material reduction of his authority or responsibilities or, following a change of control, a change in his reporting position; or (iii) a relocation of his primary workplace of more than 50 miles.

In the event that the payments or benefits under the Livek Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Livek to an excise tax under Section 4999 of the Code, then, depending on which method produced the largest net after-tax benefit for Mr. Livek, the payments would either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Livek to the excise tax.

After the end of 2021, the Livek Agreement was modified as described under “Livek Transition Agreement” below.

Livek 2019 Equity Awards

In 2019, Mr. Livek was granted equity awards in the form of stock options, RSUs, and performance-based RSUs (“PRSUs”). As of December 31, 2021, each of these award agreements provided for certain treatment upon a qualifying termination of employment and/or change of control. The award agreements evidencing the grant of options and RSUs to Mr. Livek in 2019 both provided that if we terminated Mr. Livek without “cause” or if Mr. Livek resigned for “good reason” (both terms as defined in the Livek Agreement) within one year following a change of control, the applicable equity award would become fully vested. The award agreement evidencing the grant of PRSUs to Mr. Livek in 2019 provided that (a) if we terminated Mr. Livek without “cause” or if Mr. Livek resigned or terminated employment as a result of death or “disability” (as defined in the Livek Agreement), the PRSUs would become vested based on actual achievement of the stock price hurdle during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurred, the PRSUs would become vested by applying the per-share price paid in connection with the change of control as the stock price hurdle for purposes of determining attainment of performance goals. After the end of 2021, this PRSU award was modified as described under “Livek Transition Agreement” below.

Livek 2019 Letter Agreement

In connection with his appointment as our Chief Executive Officer (“CEO”), we and Mr. Livek entered into a letter agreement on November 4, 2019 (the “Livek 2019 Letter Agreement”) pursuant to which Mr. Livek was eligible to receive a one-time bonus of at least $1,000,000 upon the successful completion of a refinance of all or substantially all of our outstanding senior secured convertible notes. As described above under “Compensation Discussion and Analysis – Executive Compensation Actions and Decisions for 2021 – Long-Term Incentive Compensation –Transaction Awards,” the refinance bonus was paid to Mr. Livek in the form of RSUs (the “2021 RSUs”) on March 10, 2021, upon the closing of our Series B Convertible Preferred Stock transactions. The 2021 RSUs vested in full on December 31, 2021. Mr. Livek was required to hold the net shares of Common Stock delivered to him under the 2021 RSUs over the three-year period following the closing of the transactions, with one-third of such shares being released from the hold on each anniversary of March 10, 2021. These holding requirements are expected to terminate upon Mr. Livek’s retirement as CEO, as described under “CEO Transition Agreement” below.

Upon the consummation of a qualifying change in control, Mr. Livek will receive a one-time bonus of $1,000,000, plus an additional one-time bonus based on specified percentages (ranging from 0.30% to 0.32%) of the gross transaction proceeds (but no more than $4,000,000) resulting from such change in control so long as the change in control results in gross transaction proceeds of at least $500 million. Each bonus payable upon the consummation of a change in control is generally subject to Mr. Livek’s continued employment through such change in control, provided that if we terminate Mr. Livek without cause or if Mr. Livek resigns for good reason within the 90-day period preceding the consummation of the change in control, Mr. Livek will remain eligible to receive such bonus upon the consummation of such change in control.

Livek Transition Agreement

On February 28, 2022, Mr. Livek announced his intention to retire as our CEO and transition to a non-executive Vice Chairman role after his successor as CEO is named. On the same date, we entered into a Transition and Separation Agreement (the “Transition Agreement”) to facilitate Mr. Livek’s retirement as CEO. Pursuant to the Transition Agreement, Mr. Livek has agreed to serve in his current capacity as CEO through the date on which we appoint a new CEO, at which time Mr. Livek’s employment will end. As of the date of this filing, we have not yet appointed a new CEO.

During his service as CEO, Mr. Livek will remain eligible to earn (i) base salary at his current rate, (ii) annual incentive compensation pursuant to our annual incentive program, and (iii) long-term incentive compensation pursuant to the 2018 Plan. For the year in which Mr. Livek’s retirement occurs, his annual and long-term incentive awards will be prorated for his period of service as CEO and will be paid or vested, as applicable, otherwise in accordance with our annual and long-term incentive compensation programs.

Subject to Mr. Livek’s timely execution and non-revocation of a general release of claims following his retirement, and his continued compliance with the terms of the Transition Agreement, Mr. Livek will receive cash severance and healthcare continuation coverage consistent with the terms of the Livek Agreement (described above). Effective February 28, 2022, he will no longer have the ability to resign for “good reason” under the Livek Agreement.

Mr. Livek’s outstanding equity awards will remain outstanding and continue to vest or be exercisable (as applicable) in accordance with their terms following his transition to serving as non-executive Vice Chairman, provided that any outstanding PRSUs granted to Mr. Livek in 2019 (i) will not vest upon a change of control, and (ii) will vest in full upon Mr. Livek’s separation from service as a member of the Board. In addition, the holding requirements for the shares of Common Stock delivered to Mr. Livek under the 2021 RSUs will be deemed satisfied upon his retirement as CEO.

During his service as a non-employee director, Mr. Livek will receive standard non-employee director compensation payable on the same terms as applicable to our other non-employee directors. Finally, we agreed to reimburse up to $10,000 in attorneys’ fees incurred by Mr. Livek in connection with the Transition Agreement.

Carpenter Change of Control and Severance Agreements

Mr. Carpenter is party to a change of control agreement and a severance agreement (the “Carpenter Agreements”). The Carpenter Agreements have a two-year initial term with automatic one-year renewals thereafter, and in the event of a change of control will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Carpenter Agreements provide that if we terminate Mr. Carpenter without “cause” or Mr. Carpenter resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Carpenter would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for 15 months; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	15 months of Mr. Carpenter’s annual base salary as in effect immediately prior to the termination date, paid over 15 months in accordance with our normal payroll practices.	15 months of Mr. Carpenter’s annual base salary as in effect immediately prior to the termination date (or, if greater, the change of control), paid 60 days following termination.

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) Mr. Carpenter’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None (but see “Carpenter RSU Award” below).	Full acceleration.

Performance-Based Equity Acceleration	None.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Carpenter Agreements:

•

“cause” is generally defined as Mr. Carpenter’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy (that is not cured by Mr. Carpenter within 30 days following written notice); or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the company, its business or its reputation;

•	“change of control” has the same meaning given to such term under the Livek Agreement; and

•

“good reason” is defined as Mr. Carpenter’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in Mr. Carpenter’s base compensation (unless done for all of our senior-level executives) or (ii) a relocation of Mr. Carpenter’s primary workplace of over 50 miles.

Termination will not be considered for “good reason” if the compensation is subject to any clawback provisions.

In the event that the payments or benefits under the Carpenter Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Carpenter to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Carpenter, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Carpenter to the excise tax.

Carpenter RSU Award

In connection with his appointment as our Chief Financial Officer in November 2021, Mr. Carpenter received an inducement award of RSUs with respect to 451,977 shares of our Common Stock. These RSUs will vest as to one-third on each of the first three anniversaries of his start date (November 29, 2021). In addition to the severance benefits described above, if we terminate Mr. Carpenter’s employment without cause or he resigns for good reason, in either case prior to a change in control, a portion of the RSU grant equal to 15 months of vesting (or the remaining term, if shorter) will vest upon termination.

Wilson Change of Control and Severance Agreement

Mr. Wilson is party to a change of control and severance agreement (the “Wilson Agreement”). The Wilson Agreement has a three-year initial term with automatic one-year renewals thereafter, and in the event of a change of control will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Wilson Agreement provides that if we terminate Mr. Wilson without “cause” or Mr. Wilson resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Wilson would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for one year; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance	The sum of Mr. Wilson’s (A) annual base salary and (B) target short-term incentive award, paid over one year in accordance with our normal payroll practices.	The sum of Mr. Wilson’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year (but with any individual performance objectives deemed achieved at the target level), paid at the time short-term incentive awards are paid to other senior executives.	Pro-rata portion of the greater of (A) Mr. Wilson’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None.	Full acceleration.

Performance-Based Equity Acceleration	None.	Except as otherwise described below under “Executive Compensation – Payments Upon Termination or Change in Control – Wilson 2019 PRSU Award,” acceleration as to the greater of (A) the target number of shares

Time of Termination or Resignation
Severance Benefit	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Wilson Agreement:

•

“cause” is generally defined as Mr. Wilson’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy (that is not cured by Mr. Wilson within 30 days following written notice); or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the company, its business or its reputation;

•	“change of control” has the same meaning given to such term under the Livek Agreement;

•

with respect to severance benefits related to short-term incentive awards under the Wilson Agreement and equity awards granted on or after September 4, 2018, “good reason” is defined as Mr. Wilson’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in Mr. Wilson’s base compensation (unless done for all of our senior-level executives) or (ii) a relocation of Mr. Wilson’s primary workplace of over 50 miles; and

•

for purposes of all other severance and other benefits, “good reason” is defined as Mr. Wilson’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in his base compensation (unless done for all senior-level executives); (ii) a material reduction of his authority or responsibilities or, following a change of control, a change in his reporting position; or (iii) a relocation of his primary workplace of over 50 miles.

Termination will not be considered for “good reason” if the compensation is subject to any clawback provisions.

In the event that the payments or benefits under the Wilson Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Wilson to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Wilson, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Wilson to the excise tax.

Wilson 2019 PRSU Award

In 2019, Mr. Wilson was granted PRSUs that provide for certain treatment upon a qualifying termination of employment and/or change of control. The award agreement evidencing the grant of PRSUs to Mr. Wilson in 2019 provides that (a) if we terminate Mr. Wilson without “cause” or if Mr. Wilson resigns or terminates employment as a result of death or “disability” (as defined in the Wilson Agreement), the PRSUs will become vested based on actual achievement of the stock-price hurdle during the period beginning on the most recent vesting date preceding the date of termination and ending on the date of such termination, and (b) if a change of control occurs, the PRSUs will become vested by applying the per-share price paid in connection with the change of control as the stock-price hurdle for purposes of determining attainment of performance goals.

Fink Separation Agreement

In connection with Mr. Fink’s departure, the company and Mr. Fink entered into a Separation and Release Agreement on July 21, 2021 (the “Fink Separation Agreement”). Pursuant to the terms of the Fink Separation Agreement, Mr. Fink left the company on August 31, 2021 (the “Fink Separation Date”) and received or will receive: (i) cash severance of $853,125, less applicable taxes and withholdings, which was paid or will be paid in substantially equal installments on our regularly scheduled payroll dates for the 15-month period following the Fink Separation Date, (ii) a lump sum cash severance amount equal to the greater of (a) a pro-rata annual incentive award for 2021 based on achievement of applicable performance goals (but with any individual subjective performance objectives being deemed achieved at target level) and (b) $97,366, in either case, payable at the time annual incentive awards were paid to other executive officers of the company for 2021, (iii) reimbursement of the cost of continued health coverage under our group health plans pursuant to COBRA for a period of up to 15 months, (iv) accelerated vesting of (a) the 8,254 outstanding and unvested time-based RSUs originally granted to Mr. Fink on June 5, 2018, which were settled on March 3, 2022, and (b) 141,592 outstanding and unvested time-based RSUs originally granted to Mr. Fink on March 10, 2021, which were settled in installments of 47,197 RSUs on March 3, 2022, 47,197 RSUs on March 7, 2022 and 47,198 RSUs on March 10, 2022, and (v) reimbursement or payment of up to $10,000 in legal fees incurred by Mr. Fink in connection with the negotiation of the Fink Separation Agreement, payable within 45 days following the Fink Separation Date.

Under the Fink Separation Agreement, Mr. Fink agreed to a comprehensive release of claims in favor of the company and its affiliates. Mr. Fink also reaffirmed his commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation.

Payments Upon Termination of Employment for Departing Named Executive Officers

The following table quantifies the actual payments and benefits that we provided to Mr. Fink in connection with his departure, pursuant to the terms of the Fink Separation Agreement.

Payments Pursuant to Fink Separation Agreement	Amounts ($)
Severance Payments (1)	853,125
Short-Term Incentive (2)	151,892
COBRA Benefits (3)	37,903
Equity Awards (4)	581,402
Legal Fee Reimbursement	10,000

Total	1,634,322

(1)

Represents cash severance of $853,125 that is payable in equal installments in accordance with our normal payroll practices over the 15-month period following the Fink Separation Date, in each case, subject to Mr. Fink’s continued compliance with his obligations under the Fink Separation Agreement as of each payment date.

(2)

Represents a pro-rata portion of Mr. Fink’s annual incentive award for 2021 based on actual performance achieved for 2021 and paid at the same time 2021 annual incentive awards were paid to our other executive officers.

(3)

Represents the full amount of COBRA reimbursements payable under the Fink Separation Agreement. For purposes of this disclosure, we have assumed that (i) Mr. Fink elected continuation healthcare coverage under COBRA for the full severance period and (ii) the reimbursement right has not ceased due to employment with another employer. For the portion representing COBRA reimbursements payable in 2021, the amount includes the actual amount paid in 2021.

(4)

As described above under “Fink Separation Agreement,” (i) 8,254 outstanding and unvested time-based RSUs originally granted to Mr. Fink on June 5, 2018 and (ii) 141,592 outstanding and time-based RSUs originally granted to Mr. Fink on March 10, 2021 vested on the Fink Separation Date and were settled in 2022.

Potential Payments Upon Termination or Change in Control for Remaining Named Executive Officers

The following tables show the value of the potential payments that each named executive officer would have received in various scenarios involving a termination of his employment or a change of control event, assuming a December 31, 2021 triggering date and, where applicable, a price per share for our Common Stock of $3.34 (the closing price of our Common Stock on Nasdaq on December 31, 2021).

Bill Livek

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($) (1)
Severance Payments	—	1,300,000	1,300,000	—	1,300,000
Transaction Bonus	—	—	—	—	1,000,000	(2)
COBRA Benefits (3)	—	42,833	42,833	—	42,833
Equity Acceleration (4)	—	—	—	—	207,836

Total	—	1,342,833	1,342,833	—	2,550,669

(1)	Represents the amount payable if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)

Represents the minimum bonus payable under the Livek 2019 Letter Agreement if we had terminated Mr. Livek without cause or if Mr. Livek resigned for good reason within the 90-day period preceding the consummation of a change in control.

(3)	Represents the amount payable if Mr. Livek elected continuation healthcare coverage under COBRA for the full 24-month severance period.

(4)

Represents (i) the fair market value of unvested time-based RSUs, the vesting of which would have accelerated if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control, or if he remained employed by or continued to provide services to the company through the one-year anniversary of a change of control, and (ii) the difference between the price of our Common Stock on December 31, 2021 ($3.34) and the exercise price of Mr. Livek’s unvested options ($3.21), the vesting of which would have accelerated if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control, or if he remained employed by or continued to provide services to the company through the one-year anniversary of a change of control. The value of accelerated vesting of Mr. Livek’s 2019 PRSUs is not included in these amounts because the stock-price hurdles would not have been achieved assuming a termination or change of control occurring on December 31, 2021.

Jon Carpenter

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($)(1)
Severance Payments	—	643,750	643,750	—	643,750
Short-Term Incentive (2)	—	—	—	—	—
COBRA Benefits (3)	—	—	—	—	—
Equity Acceleration (4)	—	629,002	629,002	—	1,509,603

Total	—	1,272,752	1,272,752	—	2,153,353

(1)	Represents the amount payable if Mr. Carpenter were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Mr. Carpenter was not eligible for a short-term incentive award for 2021 due to his partial year of service.

(3)	Mr. Carpenter did not elect coverage under our group health plans for 2021.

(4)

Represents the fair market value of unvested time-based RSUs, the vesting of which would have accelerated (i) with respect to 0.4166667 (15 months) if Mr. Carpenter were terminated without cause or resigned for good reason prior to a change of control, or (ii) in full if Mr. Carpenter were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Chris Wilson

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double- Trigger Change of Control Event ($)(1)
Severance Payments	—	825,000	825,000	—	825,000
Short-Term Incentive (2)	—	351,000	351,000	—	450,000
COBRA Benefits (3)	—	32,235	32,235	—	32,235
Equity Acceleration (4)	—	—	—	—	472,917

Total	—	1,208,235	1,208,235	—	1,780,152

(1)	Represents the amount payable if Mr. Wilson were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)

Represents a pro-rata portion of the applicable short-term incentive amount based on (i) in the event of a qualifying termination prior to or more than 12 months after a change of control, actual performance achieved for 2021 (but with any individual performance objectives deemed achieved at the target level) or (ii) in the event of a qualifying termination on or within 12 months after a change of control, the greater of the projected actual performance or target performance. The pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2021.

(3)	Represents the amount payable if Mr. Wilson elected continuation healthcare coverage under COBRA for the full 12-month severance period.

(4)

Represents the fair market value of unvested time-based RSUs, the vesting of which would have accelerated if Mr. Wilson were terminated without cause or resigned for good reason on or within 12 months after a change of control. The value of accelerated vesting of Mr. Wilson’s 2019 PRSUs is not included in these amounts because the stock price hurdles would not have been achieved assuming a termination or change of control occurring on December 31, 2021. The value of accelerated vesting of Mr. Wilson’s unvested options is not included in these amounts because the exercise price of the options was greater than the closing price of our Common Stock on December 31, 2021.

Pay Ratio Disclosure

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Livek, our Chief Executive Officer as of December 31, 2021.

For 2021, the ratio of the annual total compensation of Mr. Livek to the median of the annual total compensation of all our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 29 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2021 (the “Determination Date”).

For purposes of this disclosure, Median Annual Compensation was $74,358 and was calculated by totaling for our Median Employee all applicable elements of compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 1,329 employees, representing all full-time, part-time, seasonal and temporary employees of the company and our consolidated subsidiaries, as of the Determination Date. As permitted by Item 402(u)(3) of Regulation S-K, this number does not include any independent contractors or “leased” workers. We then measured compensation for the period beginning on January 1, 2021 and ending on December 31, 2021 for these employees using year-to-date Box 1 Form W-2 earnings (or, outside of the United States, a comparable local equivalent) as reflected in our U.S. and local payroll records for 2021. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Various Comscore policies and procedures, including our Code of Business Conduct and Ethics and annual questionnaires completed by our directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. In addition, our Board has adopted a written policy and procedures for the review and approval of transactions in which the company is a participant, the amount involved exceeds $120,000, and one of our directors, executive officers, or a holder of more than 5% of our Common Stock or Series B Convertible Preferred Stock, including any of their immediate family members and any entity owned or controlled by such persons (collectively, “related parties”), has or will have a direct or indirect material interest.

If any related party proposes to enter into any such transaction (a “related party transaction”), our Audit Committee will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related party; the approximate dollar value of the amount involved in the transaction and the dollar value of such related person’s direct or indirect interest in the transaction; whether the transaction was undertaken in the ordinary course of business of the company; whether the transaction is proposed to be entered into on terms no less favorable to the company than those reached with an unrelated third party; whether any alternative transactions or sources for comparable services or products are available; the purpose of the transaction and potential benefits, or potential risks or costs, to the company; whether the transaction is in the best interests of the company; any required public disclosure of the transaction; whether the transaction presents an improper conflict of interest for any company officer or director; in the event the related party is a director or nominee for director (or immediate family member of a director or nominee or an entity with which a director or nominee is affiliated), the impact that the transaction will have on that director’s or nominee’s independence; and any other information regarding the transaction that would be material to investors in light of the circumstances of such transaction.

Following such consideration and review, if deemed appropriate, the disinterested members of the Audit Committee will approve the related party transaction (except that, if the transaction is proposed to be, or was, entered into on terms less favorable to the company than terms that could have been reached with an unrelated third party, approval will be obtained by unanimous approval of the disinterested members of the Board). A related party transaction will not be approved if the transaction would render a director no longer independent and would cause less than a majority of the Board to meet our director independence requirements. Whenever practicable, the reporting, review and approval will occur prior to entry into the related party transaction. If advance review is not practicable, our Audit Committee may ratify the related party transaction.

2021 Transactions with Related Parties

Other than compensation disclosed under “Director Compensation” or “Executive Compensation” in this proxy statement and the transactions described below, we believe there were no other related party transactions (as defined above) during the year ended December 31, 2021.

Transactions with WPP

As of April 19, 2022, based on public filings, WPP plc (“WPP”) and its affiliates owned approximately 12.5% of our outstanding Common Stock. In the normal course of business, we provide WPP and its affiliates with services amongst our different product lines and receive services from WPP and its affiliates supporting our data collection efforts. In 2021, our transactions with WPP and its affiliates resulted in approximately $13.6 million of revenue and $12.7 million of expense.

Transactions with Qurate

Mr. Wendling serves as an executive officer of Qurate. In 2021, we recognized revenue of approximately $0.8 million from transactions with Qurate and its affiliates in the normal course of business.

Compensation of Non-Executive Employees

Mr. Livek’s son has been a non-executive employee of the company since January 2016. During 2021, he received salary and incentive compensation of approximately $106,000, in addition to the standard benefits that he received as an employee of the company.

Ms. Love’s son was a non-executive employee of the company from May 2017 until April 2022. During 2021, he received salary and incentive compensation of approximately $169,000, in addition to the standard benefits that he received as an employee of the company.

Acquisition of Shareablee

On December 16, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shareablee, Inc. (“Shareablee”), pursuant to which we acquired Shareablee for a total purchase price of up to $45.0 million, subject to certain adjustments and conditions set forth in the Merger Agreement. Itzhak Fisher is a former director, stockholder (through Pereg Holdings, LLC) and equity award holder of Shareablee. Pursuant to the Merger Agreement, Mr. Fisher and Pereg Holdings, LLC received 89,888 shares of our Common Stock upon closing and are eligible to receive approximately $297,000 in deferred consideration, subject to certain adjustments and conditions set forth in the Merger Agreement. In addition, Mr. Fisher’s outstanding Shareablee options were converted into options to acquire 157,629 shares of our Common Stock, based on a conversion ratio set forth in the Merger Agreement.

Series B Convertible Preferred Stock Transactions

In connection with the Series B Convertible Preferred Stock transactions we announced in January 2021, we entered into the following agreements or transactions with the Investors, each of whom owns 33.3% of our Series B Convertible Preferred Stock.

Stockholders Agreement

On March 10, 2021 (the “Closing Date”), we and the Investors entered into the SHA, pursuant to which, among other things, immediately following the consummation of our issuance and sale of 27,509,203 shares of Series B Convertible Preferred Stock to each Investor in exchange for $68.0 million, with aggregate proceeds of $204.0 million (the “Transactions”), we were obligated to take all necessary action to ensure that the Board consisted of 10 total directors (two designees of each Investor, the Chief Executive Officer of the company and three individuals who were directors of the company prior to the closing of the Transactions).

Under the SHA, we are obligated to take all necessary action (to the extent not prohibited by law) to cause the Board to nominate for election that number of individuals designated by an Investor that, if elected, would result in two designees of such Investor serving on the Board until the earlier of such time as such Investor (a) beneficially owns a number of shares of Series B Convertible Preferred Stock representing less than 50% of the number of shares of Series B Convertible Preferred Stock held by such Investor as of the Closing Date after giving effect to the Transactions (“Initial Preferred Stock Ownership”) as a result of such Investor’s Transfer (as defined in the SHA) of such shares to any of the other Investors or (b) beneficially owns Voting Stock (as defined in the SHA) representing less than 10% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Investor’s designation rights will be reduced to one designee until such time as such Investor beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Investor will no longer have any rights to designate a nominee to serve on the Board thereunder.

Pursuant to the SHA, if one of the Investors (the “Buying Stockholder”) acquires from one of the other Investors (the “Selling Stockholder”) a number of shares of Series B Convertible Preferred Stock equal to (a) at least 50% (but less than 100%) or (b) 100% of the Selling Stockholder’s Initial Preferred Stock Ownership in accordance with the terms of the SHA, the Selling Stockholder will be obligated to cause one (in the case of clause (a)) or two (in the case of clause (b)) of its designated directors to resign, and we will be obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint one or two, respectively, additional person(s) designated by the Buying Stockholder to fill such vacancy or vacancies, as applicable. If a Buying Stockholder acquires a number of shares of Common Stock equal to 10% or more of the number of shares of outstanding Common Stock as of such time (determined on an as-converted basis) from a person other than another Investor and its Permitted Transferees (as defined in the SHA), we will be obligated to, among other things, take all necessary action (to the extent not prohibited by applicable law) to cause the Board to (x) increase the size of the Board as required to enable the Buying Stockholder to designate one additional person to the Board, and (y) appoint such additional person designated by the Buying Stockholder to fill such newly created vacancy, in each case, on the terms and subject to the conditions set forth in the SHA. In no event will a single Investor be entitled to designate a number of directors to the Board that would constitute a majority of the Board.

Subject to compliance with applicable laws, stock exchange regulations and the Settlement (as defined in the SHA), for so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), we will take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint (i) at least one of such Investor’s designees to serve on the Compensation Committee, (ii) at least one of such Investor’s designees to serve on the Nominating and Governance Committee, and (iii) at least one of such Investor’s designees to serve on the Finance and Acquisitions Committee. For so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Investor is entitled to appoint one observer on the Board or any committee thereof.

For so long as an Investor beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Investor (a) covenants to the company that it will vote, or provide a written consent or proxy with respect to, its Voting Stock in favor of each Investor’s director designees and (b) agrees to vote, or provide a written consent or proxy with respect to, its Voting Stock in a neutral manner in the election of any directors nominated by the Board for election that are not designees of an Investor.

Pursuant to the SHA and subject to certain exceptions, each Investor agreed, for one year after the Closing Date, not to Transfer (as defined in the SHA) or enter into a cash-settled hedge with respect to any shares of Series B Convertible Preferred Stock held by such Investor, including any shares of Common Stock issued or issuable upon conversion of such shares of Series B Convertible Preferred Stock. Thereafter, until the second anniversary of the Closing Date, and subject to customary exceptions, each Investor agrees not to Transfer or enter into a cash-settled hedge with respect to more than 50% of such Investor’s Initial Preferred Stock Ownership, including any shares of Common Stock issued or issuable upon conversion of such Series B Convertible Preferred Stock. Each Investor agrees that any permitted Transfers will not be to a competitor of the company, an activist investor or certain other restricted persons as specified in the SHA.

Pursuant to the SHA, until such time as such Investor beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), each Investor is subject to customary standstill restrictions in accordance with which each Investor and its respective affiliates agreed not to, among other things, and subject to the exceptions set forth in the SHA, (a) for a period of 12 months following the Closing Date, acquire any equity securities of the company from any other Investor or any of its affiliates, (b) acquire any equity securities of the company such that after such acquisition such Investor and its affiliates would beneficially own 45% or more of the outstanding shares of Common Stock (on an as-converted basis) (c) publicly seek or encourage any offer or proposal for a merger or similar transaction involving the company, (d) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act) to vote any Voting Stock of the company or its subsidiaries, or call or seek to call a meeting of our stockholders or initiate any stockholder proposal for action by our stockholders or seek the removal of any director from the Board, or (e) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any Voting Stock of the company or its subsidiaries, including with any other Investor or its affiliates.

Pursuant to the SHA, in the event an Investor contemplates Transferring any shares of Series B Convertible Preferred Stock or Common Stock to another person, the other Investors will each have a right of first refusal to purchase any or all of their respective pro rata portions of such shares, subject to exceptions set forth in the SHA. Additionally, in the event we contemplate the sale or other disposition of any patents, Charter will have a right of first offer and a right of first refusal to acquire such patents, on the terms and subject to exceptions as more particularly set forth in the SHA.

Pursuant to the SHA, on a single occasion after January 1, 2022, upon any Investor’s request, subject to the conditions set forth in the SHA, we will (a) take all actions reasonably necessary to pay a one-time dividend on the Series B Convertible Preferred Stock (the “Special Dividend”) equal to the highest dividend that the Board determines can be paid at that time (or a lesser amount as may be unanimously agreed upon by the Investors), subject to the additional conditions and limitations as more particularly set forth in the SHA, (b) to the extent required based on our financial condition, reasonably promptly seek and obtain debt financing to effectuate such Special Dividend, and (c) declare and pay such Special Dividend, which, if debt financing is required, will be paid substantially contemporaneous with, or reasonably promptly after, the consummation of such debt financing.

Pursuant to the terms of the SHA, the prior written consent of each Investor is required for the company to effect or validate certain enumerated actions in the SHA for so long as such Investor beneficially owns Voting Stock representing at least 10% of the outstanding shares of Common Stock (on an as-converted basis).

The SHA will terminate with respect to any particular Investor upon the mutual agreement in writing among the company and such Investor. The SHA will terminate automatically as to any particular Investor and certain transferees at such time as such Investor no longer beneficially owns at least 5% of the outstanding shares of Common Stock (on an as-converted basis) at any time.

Registration Rights Agreement

On the Closing Date, we entered into a Registration Rights Agreement (the “RRA”) with the Investors (together with any other party that may become a party to the RRA, “Holders”), pursuant to which, among other things, and on the terms and subject to certain limitations set forth therein, we were obligated to file a registration statement registering the sale or distribution of shares of Series B Convertible Preferred Stock or Common Stock held by any Holder, including any shares of Common Stock acquired by any Holder pursuant to the conversion of the Series B Convertible Preferred Stock, and any other securities issued or issuable with respect to any such shares of Common Stock or Series B Convertible Preferred Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”). We filed a registration statement on Form S-3 with respect to the Registrable Securities on August 30, 2021.

In addition, pursuant to the RRA, Holders have the right to require us, subject to certain limitations set forth therein, to effect a sale of any or all of their Registrable Securities by means of an underwritten offering or an underwritten block trade or bought deal. We are not obligated to effect any underwritten offering or underwritten block trade or bought deal (a) subject to certain exceptions, unless the dollar amount of the Registrable Securities of Holder(s) demanding such underwritten offering or underwritten block trade or bought deal to be included therein is anticipated to result in gross sale proceeds of at least $25 million, (b) if three underwritten offerings or underwritten block trades or bought deals have already been launched at the request of Holder(s) within a 365-day period or (c) during the Quarterly Blackout Period (as defined in the RRA).

The RRA also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and our right to delay or withdraw a registration statement under certain circumstances.

Data License Agreement

On the Closing Date, we entered into a Data License Agreement with Charter Communications Operating, LLC (“Charter Operating”), an affiliate of Charter. Under the Data License Agreement, which has a term of 10 years, Charter Operating will bill us for license fees according to a payment schedule that gradually increases from $10.0 million in the first year of the term to $32.3 million in the final (tenth) year of the term. We recognize expense for the license fees ratably over the term. A portion of the annual license fees is allocated to a base license comparable to our prior license with Charter Operating. The remaining fees are allocated to the additional data sets contemplated by the Data License Agreement and the designation and related endorsement of Comscore as Charter Operating’s preferred data measurement partner for the term. In addition to the Data License Agreement, we also provide Charter and its affiliates with services amongst our different product lines. In 2021, our commercial transactions with Charter and its affiliates resulted in approximately $1.8 million of revenue and $22.0 million of expense.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to beneficial ownership of our Common Stock and Series B Convertible Preferred Stock as of April 19, 2022, by:

•	each beneficial owner of 5% or more of the outstanding shares of our Common Stock or Series B Convertible Preferred Stock;

•	each of our current directors and director nominees;

•	each of our named executive officers for 2021; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the Common Stock and Series B Convertible Preferred Stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock and Series B Convertible Preferred Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of April 19, 2022 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. For example, the Common Stock “percentage of class outstanding” shown below for each holder of our Series B Convertible Preferred Stock assumes the conversion of such holder’s shares of Series B Convertible Preferred Stock to Common Stock as of April 19, 2022, but does not assume the conversion of the other holders’ shares of Series B Convertible Preferred Stock to Common Stock, resulting in Common Stock ownership percentages below that exceed the holders’ ownership percentages on a fully converted basis. On a fully converted basis, each holder of our Series B Convertible Preferred Stock would own approximately 16.4% of our Common Stock as of April 19, 2022.

Unless otherwise indicated, these shares do not include any stock or options awarded after April 19, 2022. As of April 19, 2022, a total of 90,705,342 shares of our Common Stock and 82,527,609 shares of our Series B Convertible Preferred Stock were outstanding. Except as otherwise indicated, the address of each person in this table is c/o Comscore, 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

	Common Stock		Series B Convertible Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
5% or Greater Stockholders:
Charter Communications, Inc. (2)	29,338,388	24.4%	27,509,203	33.3%
Cerberus Capital Management, L.P. (3)	29,271,211	24.4%	27,509,203	33.3%
Qurate SCOR, LLC (4)	29,194,142	24.3%	27,509,203	33.3%
WPP plc and affiliated entities (5)	11,319,363	12.5%	—	—
Weiss Multi-Strategy Advisers LLC (6)	8,022,902	8.8%	—	—
PRIMECAP Management Company (7)	5,447,627	6.0%	—	—
BlackRock, Inc. (8)	4,833,039	5.3%	—	—
Directors and Named Executive Officers:
Nana Banerjee, Director (9)	—	—	—	—
Itzhak Fisher, Director (10)	322,128	*	—	—
Irwin Gotlieb, Director (11)	438,193	*	—	—

	Common Stock		Series B Convertible Preferred Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding	Amount and Nature of Beneficial Ownership (1)	Percentage of Class Outstanding
David Kline, Director (12)	—	—	—	—
Pierre Liduena, Director (13)	13,800	*	—	—
Bill Livek, Chief Executive Officer and Executive Vice Chairman (14)	1,999,379	2.2%	—	—
Kathi Love, Director (15)	181,431	*	—	—
Marty Patterson, Director (16)	77,069	*	—	—
Brent Rosenthal, Chairman of the Board (17)	866,574	*	—	—
Brian Wendling, Director (18)	77,069	*	—	—
Jon Carpenter, Chief Financial Officer	—	—	—	—
Greg Fink, Former Chief Financial Officer	151,339	*	—	—
Chris Wilson, Chief Commercial Officer (19)	287,449	*	—	—
All current directors and executive officers as a group (12 persons) (20)	4,263,092	4.6%	—	—

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)

The information provided in this table is based on company records, information supplied to us by our directors, executive officers, former executive officers and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.

(2)

This information is derived in part from the Schedule 13D filed with the SEC on March 19, 2021 and the Form 4 filed with the SEC on June 14, 2021. Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter Communications Holding Company, LLC have shared voting and dispositive power for 27,509,203 shares of Series B Convertible Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through April 19, 2022). Also reported are 44,046 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of the holder’s separation from service or a change in control of the company and 100,200 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022. These restricted stock units are currently held by Mr. Kline and Mr. Liduena, who have assigned their rights and interests in such restricted stock units to Charter. The address for Charter Communications, Inc., CCH II, LLC, Charter Communications Holdings, LLC, Spectrum Management Holding Company, and Charter Communications Holding Company, LLC is 400 Washington Blvd., Stamford, CT 06902.

(3)

This information is derived in part from the Schedule 13D filed with the SEC on March 19, 2021 and the Forms 4 filed with the SEC on June 11, 2021 and July 2, 2021. Cerberus Capital Management, L.P. has sole voting and dispositive power for 27,509,203 shares of Series B Convertible Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through April 19, 2022). Also reported are 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of the holder’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022. These restricted stock units are currently held by Dr. Banerjee, who has assigned his rights and interests in such restricted stock units to Cerberus Capital Management, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, 11th Floor, New York, NY 10022.

(4)

This information is derived in part from the Schedule 13D filed with the SEC on March 16, 2021. Qurate SCOR, LLC (an affiliate of Qurate Retail, Inc.) has sole voting and dispositive power for 27,509,203 shares of Series B Convertible Preferred Stock, convertible at any time at the option of the holder into shares of Common Stock (shown on an as-converted basis including accrued dividends through April 19, 2022). The address for Qurate Retail, Inc. is 12300 Liberty Boulevard, Englewood, CO 80112.

(5)

This information is derived solely from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.

(6)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 14, 2022. Weiss Multi-Strategy Advisers LLC and George A. Weiss have shared voting and dispositive power for 8,022,902 shares of Common Stock. The address for Weiss Multi-Strategy Advisers LLC and George A. Weiss is 320 Park Avenue, 20th Floor, New York, NY 10020.

(7)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 10, 2022. PRIMECAP Management Company has sole voting and dispositive power for 5,447,627 shares of Common Stock. The address for PRIMECAP Management Company is 177 E. Colorado Blvd., 111th Floor, Pasadena, CA 91105.

(8)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 3, 2022. BlackRock, Inc. has sole voting power for 4,727,816 shares of Common Stock and sole dispositive power for 4,833,039 shares of Common Stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)

Excludes 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Dr. Banerjee’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022. Dr. Banerjee has assigned his rights and interests in these shares to Cerberus Capital Management, L.P.

(10)

Includes (i) 89,888 shares of Common Stock held indirectly through Pereg Holdings, LLC; (ii) 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Fisher’s separation from service or a change in control of the company; (iii) 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022, and (iv) 55,171 shares of Common Stock subject to options that are scheduled to vest and become exercisable within 60 days of April 19, 2022.

(11)

Includes 188,093 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Gotlieb’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022.

(12)

Excludes 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Kline’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022. Mr. Kline has assigned his rights and interests in these shares to Charter.

(13)

Excludes 17,077 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Liduena’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022. Mr. Liduena has assigned his rights and interests in these shares to Charter.

(14)

Includes 116,666 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered following Mr. Livek’s termination of employment and 200,000 shares of Common Stock subject to options that are currently exercisable.

(15)

Represents 131,331 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Ms. Love’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022.

(16)

Represents 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Patterson’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022.

(17)

Includes (i) 605,957 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Rosenthal’s separation from service or a change in control of the company, (ii) 79,328 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022, and (iii) 36,875 shares of Common Stock subject to options that are currently exercisable.

(18)

Represents 26,969 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered on the earlier of Mr. Wendling’s separation from service or a change in control of the company and 50,100 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022.

(19)

Includes (i) 47,198 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered no later than December 31, 2022, (ii) 75,000 shares of Common Stock subject to options that are currently exercisable, and (iii) 37,500 shares of Common Stock subject to options that are scheduled to vest and become exercisable within 60 days of April 19, 2022.

(20)

Includes (i) 1,170,152 shares of Common Stock subject to vested, deferred stock units that are scheduled to be delivered as described above, (ii) 329,828 shares of Common Stock subject to restricted stock units that are scheduled to vest within 60 days of April 19, 2022, (iii) 311,875 shares of Common Stock subject to options that are currently exercisable, and (iv) 92,671 shares subject to options that are scheduled to vest and become exercisable within 60 days of April 19, 2022.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees and Services

The following table sets forth a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2021 and 2020. Audit-related fees were for services in connection with foreign statutory audits, our registration statements on Form S-3 and Form S-8, and access to Deloitte’s workpapers for third-party due diligence in connection with our strategic review process. Tax fees were principally for tax consulting services.

Name	2021	2020
	(In thousands)
Audit Fees	$3,395	$3,137
Audit-Related Fees	117	67
Tax Fees	7	44
All Other Fees	—	—

Total Fees	$3,519	$3,248

All of the services described in the fee tables above were approved by the Audit Committee. The Audit Committee meets regularly with the independent auditor and reviews both audit and non-audit services performed by Deloitte as well as fees charged for such services. The Audit Committee has determined that the provision of the services described above is compatible with maintaining Deloitte’s independence in the conduct of its audit functions.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted, and our Board has approved, procedures and conditions pursuant to which services proposed to be performed by our independent auditors should be pre-approved. Such procedures and conditions are set forth in the Audit Committee’s charter. The Audit Committee has delegated pre-approval authority to its chairman for certain services other than the annual audit and quarterly reviews performed by Deloitte. The chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and other services rendered by Deloitte in its capacity as our independent auditor for 2021 and 2020.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of “independent” directors, as determined in accordance with applicable Nasdaq standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. Company management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2021.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm for 2021;

•	discussed with Deloitte the matters required to be discussed under the applicable requirements of the PCAOB; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In addition, the Audit Committee has met separately with company management and with Deloitte.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2021 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Nana Banerjee

Pierre Liduena

Kathi Love

Marty Patterson

The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSALS TO BE VOTED ON

Proposal No. 1 – Election of Directors

Our stockholders are being asked to elect the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2025 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our Nominating and Governance Committee recommended, and our Board has nominated, Itzhak Fisher, Pierre Liduena and Marty Patterson for election at the 2022 Annual Meeting. Each of these individuals is currently a director of the company. All have agreed to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling to serve.

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. If any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. Proxies cannot be voted for more than the three named nominees.

The section of this proxy statement titled “Directors, Director Nominees, Executive Officers and Corporate Governance – Directors, Director Nominees and Executive Officers” contains more information about the experience, qualifications, attributes and skills that caused our Nominating and Governance Committee and our Board to determine that these nominees should serve as directors of Comscore.

Required Vote

The nominees receiving the highest number of affirmative “FOR” votes with respect to each class shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVEMENTIONED NOMINEES AS DIRECTORS PURSUANT TO PROPOSAL NO. 1.

Proposal No. 2 – Advisory Vote to Approve Named Executive Officer Compensation

We are seeking the advisory, non-binding approval of our stockholders with respect to the compensation paid to our named executive officers as disclosed in this proxy statement.

Our executive compensation programs are designed to align our executive officers’ interests with those of our stockholders, promote the achievement of our financial, strategic and operating objectives, attract and retain top talent, and prioritize a strong, ethical corporate culture. We seek to motivate and reward our executive officers for achievement of positive business results and to promote and enforce accountability. We value input from our stockholders, and we regularly consider investor feedback in evaluating our executive compensation programs.

This proposal gives you, as a stockholder, the opportunity to express your views on the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion included in this proxy statement, is hereby APPROVED.”

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating our executive compensation programs.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2022. Deloitte has served as our independent audit firm since 2017 and audited our financial statements for the fiscal year ended December 31, 2021. For more information about services Deloitte provided to us, as well as our procedures for approving such services, see the section of this proxy statement titled “Principal Accounting Fees and Services.” A representative of Deloitte is expected to be present at our 2022 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. Our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm; however, the Audit Committee may, in its discretion, continue to retain Deloitte. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Required Vote

The affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

Proposal No. 4 – Approval of an Amendment to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as Amended and Restated Effective as of July 9, 2020)

Overview

The use of equity-based awards under the 2018 Plan has been a key component of our compensation program. The ability to grant equity-based awards is critical to attracting and retaining highly qualified individuals. The Board believes that it is in the best interests of the company and our stockholders for those individuals to have an ownership interest in the company in recognition of their present and potential contributions and to align their interests with those of our stockholders.

The Board has determined that the current number of shares of our Common Stock available for grants under the 2018 Plan is not sufficient to meet the objectives of our compensation program going forward. Accordingly, on April 22, 2022, upon recommendation by our Compensation Committee, the Board approved and adopted, subject to the approval of the stockholders of the company at the 2022 Annual Meeting, an amendment to the 2018 Plan (the “Amendment”) to increase the number of shares of our Common Stock available for grant by 7,600,000. No other changes to the 2018 Plan were approved by the Board.

You are being asked to approve the Amendment, and the Board is recommending that the company’s stockholders vote in favor of the Amendment. If approved by our stockholders, the Amendment will become effective as of the date of the 2022 Annual Meeting. If the Amendment is not approved by our stockholders, then the 2018 Plan will remain in effect in its present form. Whether the Amendment is approved by our stockholders or not, each award granted under the 2018 Plan prior to the date of the 2022 Annual Meeting will continue to be subject to the terms and provisions applicable to such award under the 2018 Plan as in effect immediately prior to the effective date of the Amendment.

At the 2018 annual meeting, the stockholders of the company approved the 2018 Plan, and 10,650,000 shares of our Common Stock were reserved for issuance thereunder. At the 2020 annual meeting, the stockholders of the company approved an amendment and restatement of the 2018 Plan, effective as of July 9, 2020, to increase the number of shares of our Common Stock available for grant under the 2018 Plan by 9,600,000 shares and to make other ministerial changes to the 2018 Plan.

The 2018 Plan succeeded our 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”). The 2007 Plan expired in accordance with its terms on March 2, 2017, and no further grants may be made thereunder. In addition, no further grants will be made under the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan (together, the “Rentrak Plans”), which we assumed in connection with our merger with Rentrak Corporation in 2016. However, outstanding awards under the 2007 Plan and the Rentrak Plans will generally continue in effect in accordance with their terms.

The 2018 Plan, as modified by the Amendment (the “Second Amended 2018 Plan”), will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the company by encouraging stock ownership among employees of the company and its subsidiaries, certain consultants to the company and its subsidiaries, and non-employee directors of the company.

Stockholder approval of the Amendment would increase the number of shares of Common Stock that the company may issue under the 2018 Plan by 7,600,000 shares. After taking into account this increase and subject to adjustment as provided in the Second Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Second Amended 2018 Plan will equal 27,850,000, including past awards under the 2018 Plan.

The actual text of the Amendment is attached to this proxy statement as Annex A. The following description of the Amendment is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for this Proposal

The Second Amended 2018 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, employees of the company and its subsidiaries, and certain consultants of the company and its subsidiaries, incentives and/or rewards for performance. Some of the key features of the Second Amended 2018 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high-quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Second Amended 2018 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

In 2021, 2020 and 2019, we granted awards under the 2018 Plan covering 4,592,614 shares, 684,570 shares and 3,503,866 shares, respectively, of our Common Stock. Our “burn rate” (which represents the rate at which our equity award grants diluted our stockholders) for each of 2021, 2020 and 2019 was 5.68%, 0.96% and 5.51%, respectively, for a three-year average burn rate of 4.05%. We define burn rate as the sum of (i) the total number of full-value shares (including time-based and performance-based RSUs) granted during a fiscal year and (ii) the total number of stock options and SARs granted during a fiscal year, expressed as a percentage of the weighted average basic common shares outstanding as of the fiscal year-end.

As of April 19, 2022, there were 90,705,342 shares of Common Stock outstanding. Based on the closing price of our Common Stock on April 19, 2022 of $2.59 per share, the aggregate market value as of April 19, 2022 of the new shares of Common Stock requested under the Amendment, assuming all available shares were awarded as stock option or SAR awards (7,600,000), would be $19,684,000. (The actual value delivered under stock option or SAR awards would depend on increases in our stock price over the exercise price of the awards.) If all available shares were awarded as full-value awards, the aggregate market value of the new shares (3,800,000) as of April 19, 2022 would be $9,842,000. As described below, the Second Amended 2018 Plan is a flexible authorization plan, often referred to as a “fungible share plan.”

Based on current projections, we anticipate that the number of shares remaining available under the 2018 Plan is insufficient to cover anticipated employee and non-employee director awards through the end of fiscal year 2022. If we are unable to adequately provide long-term equity compensation to incentivize our employees or provide annual equity grants as part of compensation to our non-employee directors, we may lose key personnel, which would be detrimental to our operations. If the Amendment is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized for other purposes, including reinvestment in our business.

In determining the number of additional shares to request for approval under the Amendment, our management team worked with Meridian and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amendment.

If the Amendment is approved, we intend to use the shares authorized under the Amendment to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amendment will last for approximately one to two years, based on our historic grant rates, estimated future grant rates, and our approximate current share price, but could last for a shorter or longer period of time if actual practice does not match historic rates or if our future plans or share price change materially. As noted below, our Compensation Committee retains full discretion under the Second Amended 2018 Plan to determine the number and size of awards to be granted under the Second Amended 2018 Plan, subject to the terms of the Second Amended 2018 Plan.

Our equity compensation practices are intended to be competitive and consistent with market practice. In evaluating this proposal, stockholders should consider all of the information in this proposal.

Information on Equity Compensation Plans as of March 31, 2022

The information included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ending December 31, 2021 is updated by the following information regarding all existing equity compensation plans as of March 31, 2022 (except as noted otherwise):

Total shares underlying outstanding stock options (1)	1,683,455
Weighted-average exercise price of outstanding stock options	$4.58
Weighted-average remaining contractual life of outstanding stock options	6.42 years
Total shares underlying outstanding full-value awards (2)	4,556,589
Total shares of common stock outstanding as of April 19, 2022	90,705,342
Total shares available for grant (3)	1,761,614

(1)	No SARs were outstanding as of March 31, 2022.
(2)

Reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of March 31, 2022, and (ii) the maximum number of shares subject to performance-based RSUs that were outstanding as of March 31, 2022. If actual performance under the performance-based RSUs falls below the maximum level for these awards, fewer shares would be issued. Includes 451,977 shares subject to an outstanding time-based RSU award that was granted as an inducement award.

(3)

Reflects (i) 1,586,955 shares available for grant under the 2018 Plan as of March 31, 2022, and (ii) 174,659 shares available for grant under the Shareablee, Inc. 2013 Stock Option/Stock Issuance Plan (the “Shareablee Plan”) (which we assumed in our acquisition of Shareablee, Inc. in December 2021) as of March 31, 2022. Assumes the maximum number of shares subject to outstanding performance-based RSUs is no longer available for issuance. Under the 2018 Plan’s fungible share ratio, each stock option or SAR counts as one share against the plan reserve and each full-value share counts as two shares against the plan reserve, with performance-based RSUs counted at maximum performance. If actual performance under the performance-based RSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance under the 2018 Plan.

Summary of the Changes to the 2018 Plan Included in the Amendment

The Amendment will amend the 2018 Plan and will allow us to grant equity-based awards to our employees, officers, non-employee directors, and certain contractors, as described in more detail below.

The Amendment will increase the number of shares of Common Stock available for issuance under the 2018 Plan (including as awards of Incentive Stock Options) by 7,600,000 shares of our Common Stock. After taking into account this increase and subject to adjustment as provided in the Second Amended 2018 Plan, the total number of shares of Common Stock authorized for issuance under the Second Amended 2018 Plan (including as awards of Incentive Stock Options) will equal 27,850,000, including past awards under the 2018 Plan. The Amendment makes no other changes to the 2018 Plan.

This description does not purport to be complete and is qualified in its entirety by the full text of the proposed Amendment, which is included as Annex A hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, a registration statement on Form S-8 to register additional shares available for delivery under the Second Amended 2018 Plan.

Share Increase

Currently, the 2018 Plan is the only active stockholder-approved plan that we use to grant equity-based compensation awards. (The Shareablee Plan was assumed in our acquisition of Shareablee, Inc. in December 2021, was not approved by our stockholders, and may not be used for awards to individuals who were our employees prior to the acquisition.) As of March 31, 2022, there were 1,586,955 shares remaining available for issuance under the 2018 Plan (the “Available Shares”). If the Amendment is approved by our stockholders, an additional 7,600,000 shares would be reserved for issuance under the Second Amended 2018 Plan (the “New Shares”), with the maximum number of shares available for issuance under the Second Amended 2018 Plan following the date of stockholder approval being equal to (i) 9,186,955 (which is the sum of the Available Shares plus the New Shares), minus (ii) the sum of (a) one share for every share subject to a stock option or appreciation right granted under the 2018 Plan after March 31, 2022 and prior to the 2022 Annual Meeting and (b) two shares for every one share subject to other awards that are granted under the 2018 Plan after March 31, 2022 and prior to the 2022 Annual Meeting, plus (iii) any shares that again become available after March 31, 2022 for awards under the 2018 Plan or the Second Amended 2018 Plan (pursuant to the share recycling provisions of the 2018 Plan, as described under “Limited Share Recycling Provisions” below).

The shares issued under the Second Amended 2018 Plan may be shares of original issuance, treasury shares, or a combination of the two.

Highlights of the Second Amended 2018 Plan

Flexible Authorization Plan: The Second Amended 2018 Plan is a flexible authorization plan. Under the Second Amended 2018 Plan, the aggregate number of shares of Common Stock available for issuance will be reduced by (1) one share of Common Stock for every one share of Common Stock subject to an award of stock options or SARs granted under the Second Amended 2018 Plan, and (2) two shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or SARs granted under the Second Amended 2018 Plan.

Reasonable Second Amended 2018 Plan Limits: The Second Amended 2018 Plan provides that, subject to adjustment as applicable and the applicable Common Stock counting provisions as described in the Second Amended 2018 Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 27,850,000 shares of Common Stock; and

•

no non-employee member of the Board will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards under the Second Amended 2018 Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

Allowances for Conversion Awards and Assumed Plans: Shares of Common Stock issued or transferred under awards granted under the Second Amended 2018 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Second Amended 2018 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Second Amended 2018 Plan, under circumstances further described in the Second Amended 2018 Plan, but will not count against the aggregate share limit or other Second Amended 2018 Plan limits described above.

No Repricing Without Stockholder Approval: The repricing of stock options and SARs (outside of certain corporate transactions or adjustment events described in the Second Amended 2018 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the Second Amended 2018 Plan.

Change in Control Definition: The Second Amended 2018 Plan includes a definition of “change in control,” which is described below.

Exercise or Base Price Limitation: The Second Amended 2018 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Second Amended 2018 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Code Section 162(m)

Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers and former executive officers to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code historically was not subject to the deduction limit if the compensation satisfied the requirements of Section 162(m) of the Code. This exception was repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 was available. To be clear, stockholders are not being asked to approve the Amendment (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception. The company does not anticipate that it would be able to make any grants under the Second Amended 2018 Plan that will qualify for the performance-based exception.

Summary of Other Material Terms of the Second Amended 2018 Plan

Administration: The Second Amended 2018 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Second Amended 2018 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Second Amended 2018 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Second Amended 2018 Plan, or of any agreement, notification or document evidencing the grant of awards under the Second Amended 2018 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Second Amended 2018 Plan, authorize one or more officers of the company to (1) designate employees to be recipients of awards under the Second Amended 2018 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the Second Amended 2018 Plan subject to the express limitations contained in the Second Amended 2018 Plan.

Eligibility: Any person who is selected by the Committee to receive benefits under the Second Amended 2018 Plan and who is at that time an employee of the company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Second Amended 2018 Plan. In addition, certain consultants (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee members of the Board, may also be selected by the Committee to participate in the Second Amended 2018 Plan. As of April 19, 2022, approximately 1,370 employees, 170 consultants, and nine non-employee members of the Board would be eligible to participate in the Second Amended 2018 Plan. The basis for participation in the Second Amended 2018 Plan by eligible persons is the selection of such persons by the Committee in its discretion.

Limited Share Recycling Provisions: Subject to certain exceptions described in the Second Amended 2018 Plan, if any award granted under the 2018 Plan or the Second Amended 2018 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Second Amended 2018 Plan at a rate of one share for every one share subject to stock option or SAR awards and two shares for every one share subject to awards other than stock options or SARs. If, after December 31, 2017, any shares of Common Stock subject to an award granted under the 2007 Plan are forfeited, or an award granted under the 2007 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2018 Plan or Second Amended 2018 Plan, as applicable (at a rate of one share of Common Stock for every one share of Common Stock subject to such award). Notwithstanding anything to the contrary contained in the Second Amended 2018 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option or the base price of an SAR granted under the 2018 Plan or the Second Amended 2018 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Second Amended 2018 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Second Amended 2018 Plan) other than as described in (3) below will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Second Amended 2018 Plan, (3) shares of Common Stock withheld by us, tendered or otherwise used prior to the expiration of the Second Amended 2018 Plan to satisfy tax withholding with respect to awards (whether granted under the 2018 Plan or the Second Amended 2018 Plan) other than stock options or SARs will be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under the Second Amended 2018 Plan, and (4) shares of Common Stock reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options (whether granted under the 2018 Plan or the Second Amended 2018 Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the Second Amended 2018 Plan. Further, all shares of Common Stock covered by stock-settled SARs (whether granted under the 2018 Plan or the Second Amended 2018 Plan) that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the Second Amended 2018 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the Second Amended 2018 Plan.

Types of Awards Under the Second Amended 2018 Plan: Pursuant to the Second Amended 2018 Plan, the company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the Second Amended 2018 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the Second Amended 2018 Plan. A brief description of the types of awards which may be granted under the Second Amended 2018 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the Second Amended 2018 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of

Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Second Amended 2018 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death or disability of the participant or in the event of a change in control. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Second Amended 2018 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant or in the event of a change in control.

RSUs: RSUs awarded under the Second Amended 2018 Plan constitute an agreement by the company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the Second Amended 2018 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the Second Amended 2018 Plan, generally become payable to participants based on the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Other Awards: Subject to applicable law and applicable share limits under the Second Amended 2018 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the Second Amended 2018 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Second Amended 2018 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the Second Amended 2018 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such awards, including in the event of the retirement, death or disability of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control: The Second Amended 2018 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee with respect to an award under the Second Amended 2018 Plan, a change in control will be deemed to have occurred if, in general (subject to certain limitations and as further described in the Second Amended 2018 Plan): (1) a person or group becomes the beneficial owner of 50% or more of either the then-outstanding Common Stock or the combined voting power of the then-outstanding voting securities of the company entitled to vote generally in the election of directors; (2) individuals who constitute the Board as of the effective date of the Second Amended 2018 Plan cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the Second Amended 2018 Plan (subject to certain exceptions); (3) the company closes a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the company or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or securities of another entity by the company or a subsidiary, as further described in the Second Amended 2018 Plan (subject to certain exceptions); or (4) the company’s stockholders approve a complete liquidation or dissolution of the company.

Management Objectives: The Second Amended 2018 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Second Amended 2018 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards, all as determined by the Committee. The management objectives may be based upon, but will not be limited to, one or more of the following performance criteria: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues or revenue growth, operating profits (including earnings before interest, taxes, depreciation and/or amortization or variations thereof), net profits, earnings per share, stock price, cost reduction goals, debt ratios, financial return ratios, profit return and margins, market share, working capital, return on capital, safety, employee engagement, employee satisfaction, and other cultural improvement goals. The Committee may select one criterion or multiple criteria for measuring performance. Management objectives may be measured on company, subsidiary, business unit, business group, or corporate department performance, or on any combination thereof. Further, a management objective may be based on comparative performance with other companies or other external measures of the selected objective.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Second Amended 2018 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Second Amended 2018 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the Second Amended 2018 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Second Amended 2018 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards granted pursuant to the Second Amended 2018 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the company, the Committee may provide in substitution for any or all outstanding awards under the Second Amended 2018 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the Second Amended 2018 Plan and the share limits of the Second Amended 2018 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or

(2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Second Amended 2018 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the company or provide for the cancellation or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares of Common Stock may be traded. For information about our clawback policy, see “Executive Compensation – Compensation Discussion and Analysis – Other Compensation Policies – Clawback Policy” above.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Second Amended 2018 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the company or any of its subsidiaries outside of the United States or who provide services to the company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Second Amended 2018 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Second Amended 2018 Plan as then in effect unless the Second Amended 2018 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Second Amended 2018 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the Second Amended 2018 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment: The Second Amended 2018 Plan does not confer upon any participant any right with respect to continuance of employment or service with the company or any of its subsidiaries.

Effective Date of the Amendment: The Amendment will become effective on the date it is approved by the company’s stockholders.

Amendment and Termination of the Second Amended 2018 Plan: The Board generally may amend the Second Amended 2018 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Second Amended 2018 Plan) (1) would materially increase the benefits accruing to participants under the Second Amended 2018 Plan, (2) would materially increase the number of securities which may be issued under the Second Amended 2018 Plan, (3) would materially modify the requirements for participation in the Second Amended 2018 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or Nasdaq rules, or, if the shares of Common Stock are not traded on Nasdaq, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Second Amended 2018 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Second Amended 2018 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Second Amended 2018 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Second Amended 2018 Plan.

The Board may, in its discretion, terminate the Second Amended 2018 Plan at any time. Termination of the Second Amended 2018 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Second Amended 2018 Plan on or after May 30, 2028, the tenth anniversary of the date the 2018 Plan was approved by the company’s stockholders, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Second Amended 2018 Plan.

Stock Plan Benefits

The terms and number of awards to be granted in the future under the Second Amended 2018 Plan are to be determined in the discretion of the Committee. Because no such determinations have been made, the benefits or amounts that will be received by or allocated to the company’s executive officers, directors or other eligible employees cannot be determined at this time, although the company intends to make awards to such groups under the Second Amended 2018 Plan consistent with its existing compensation practices. Therefore, the New Plan Benefits Table is not provided.

The following table sets forth, for each of our named executive officers, each person who has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and certain groups, the number of shares of our Common Stock that are subject to outstanding stock option grants under the 2018 Plan as of April 19, 2022. No other person has been granted 5% or more of the total amount of awards granted under the 2018 Plan, and no stock option awards have been granted under the 2018 Plan to any associate of a non-employee director, nominee or executive officer.

2018 Plan Stock Options

Number of Shares of Common Stock Subject to 2018 Plan Stock Options
Bill Livek	300,000
Jon Carpenter	—
Greg Fink	—
Chris Wilson	150,000
Brent Rosenthal	—
All current executive officers as a group	450,000
All current non-executive directors as a group (1)	—
All current non-executive employees, including all current officers who are not executive officers, as a group	150,000

(1)

Includes Itzhak Fisher, Pierre Liduena and Marty Patterson, who are current directors nominated for election at the 2022 Annual Meeting. Messrs. Fisher, Liduena and Patterson do not hold any outstanding stock option awards under the 2018 Plan.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Second Amended 2018 Plan based on federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Second Amended 2018 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock: The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards: No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options: In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs: No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs: No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million deduction limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Second Amended 2018 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amendment by our stockholders.

Equity Compensation Plan Information

The closing price of a share of our Common Stock as reported by Nasdaq on April 19, 2022 was $2.59. The following table summarizes our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (3)
Equity compensation plans approved by security holders	4,316,750	$8.54	3,063,191
Equity compensation plans not approved by security holders (4)	1,496,548	$1.17	167,750

Total	5,813,298	$4.45	3,230,941

(1)

This column reflects (i) all shares subject to time-based RSUs and deferred stock units that were outstanding as of December 31, 2021, (ii) the maximum number of shares subject to performance-based RSUs that were outstanding as of

December 31, 2021, and (iii) all shares subject to outstanding stock options as of December 31, 2021. If actual performance under the performance-based RSUs falls below the maximum level for these awards, fewer shares would be issued.
(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options and does not take into account time-based RSUs, deferred stock units or performance-based RSUs, which do not have an exercise price.

(3)

This column reflects the total number of shares remaining available for issuance as of December 31, 2021, assuming the maximum number of shares subject to outstanding performance-based RSUs is no longer available for issuance. If actual performance under these performance-based RSUs falls below the maximum level for these awards, a greater number of shares would be available for issuance.

(4)

Equity compensation plans not approved by security holders comprise (i) the Shareablee Plan, with 1,044,571 shares underlying outstanding awards reflected in column (a) and 167,750 shares remaining available for future awards reflected in column (c), and (ii) an outstanding inducement award of time-based RSUs covering 451,977 shares reflected in column (a).

Required Vote

You may vote for or against this Proposal No. 4, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

OTHER INFORMATION

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2022 Annual Meeting other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our Common Stock or Series B Convertible Preferred Stock may contact the Board, a committee of the Board or a specified individual director by writing to the attention of the Board (or a specified individual director or committee) and sending such communication to the attention of our Corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board, the applicable committee of the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board, a committee of the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management.

Annex A

First Amendment to the

comScore, Inc.

Amended and Restated

2018 Equity and Incentive Compensation Plan

THIS FIRST AMENDMENT (the “First Amendment”) to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (the “Plan”) was adopted by comScore, Inc.’s (the “Company’s”) board of directors (the “Board”) on April 22, 2022 to be effective June 15, 2022 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and service providers of the Company;

WHEREAS, the Company’s Board has determined that it is desirable to amend the Plan, effective as of the Effective Date and subject to approval by the stockholders of the Company, to increase the maximum number of shares for which Awards may be granted under the Plan; and

WHEREAS, Section 18 of the Plan provides that the Board may amend the Plan from time to time, subject to approval by the stockholders of the Company as required by applicable law.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.	Section 3(a)(i) of the Plan shall be deleted and replaced with the following:

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, (F) dividend equivalents paid with respect to awards made under this Plan, or (G) awards corresponding to those described in the preceding clauses (A) through (F) that were made under the Prior Plan will not exceed in the aggregate 27,850,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

2.	Section 3(c) of the Plan shall be deleted and replaced with the following:

Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options (whether granted under this Plan or the Prior Plan) will not exceed 27,850,000 shares of Common Stock.

NOW, THEREFORE, be it further provided that, except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Effective Date and subject to approval of the Company’s stockholders.

COMSCORE, INC.

By:	/s/ Ashley Wright
Name:	Ashley Wright
Title:	Secretary
Date:	April 22, 2022

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COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE IN PERSON You may vote your shares in person by attending the 2022 Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found under the "Locations" section of the Company's website at www.comscore.com. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83087-P68975 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY COMSCORE, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors: Nominees: 01) Itzhak Fisher 02) Pierre Liduena 03) Marty Patterson The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. The approval, on a non-binding advisory basis, of the compensation paid to the Company's named executive officers 3. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 4. The approval of an amendment to the Amended and Restated 2018 Equity and Incentive Compensation Plan Note: In their discretion, the proxies may vote on such other matters as may properly come before the meeting or may otherwise be allowed to be considered at the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D83088-P68975 COMSCORE, INC. Annual Meeting of Stockholders June 15, 2022 10:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jon Carpenter and Ashley Wright, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series B Convertible Preferred Stock of COMSCORE, INC. that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of COMSCORE, INC. to be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 at 10:00 AM, EDT on June 15, 2022, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side